                                                          REGISTRATION NO. 333 -

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                           STELLAR TECHNOLOGIES, INC.
                          ----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          Colorado                                  7373                                84-1553046
--------------------------------        ----------------------------       ------------------------------------
(State or Other Jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer Identification No.)
 Incorporation or Organization)         Classification Code Number)
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                           Stellar Technologies, Inc.
                              5633 Strand Boulevard
                                  Suite No. 318
                              Naples, Florida 34110
                                 (239) 596-8655
 -------------------------------------------------------------------------------

               (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive office and principal place of business)

                               Richard A. Schmidt
                      5633 Strand Boulevard, Suite No. 318
                              Naples, Florida 34110
                                 (239) 596-8655
 -------------------------------------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                             Vincent A. Vietti, Esq.
                               Alex Soufflas, Esq.
                                Duane Morris LLP
                           Colwick Building, Suite 340
                               51 Haddonfield Road
                              Cherry Hill, NJ 08002
                                 (856) 488-7300
 -------------------------------------------------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

                As soon as practicable following the effectiveness of this Registration Statement.

                       -----------------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
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                                      Amount of          Proposed Maximum        Proposed Maximum
Title of Each Class of              Shares to be             Offering                Aggregate               Amount of
Securities to be Registered         Registered (1)     Price Per Share (2)      Offering Price (2)      Registration Fee (2)
---------------------------         --------------     -------------------      ------------------      --------------------
Common Stock                          4,068,715               $3.15                 $12,816,452                $1,624
Common Stock underlying
convertible notes                       600,000               $3.15                  $1,890,000                  $240
Common Stock underlying
warrants                              3,289,251               $3.15                 $10,361,141                $1,313
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(1) Represents shares of the Company's common stock that may be offered by certain selling security holders. Pursuant to Rule 416 under the Securities
    Action, this registration statement also covers an indeterminate number of additional shares of the Company's common stock issuable upon stock split, stock dividend or similar transactions.

(2) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee. Based on the average of the high and low sale prices per share of the Company's common stock as reported on the OTC Bulletin Board on June 3, 2004.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED JUNE __, 2004

PRELIMINARY PROSPECTUS


                           STELLAR TECHNOLOGIES, INC.


                                     [LOGO]


                        7,957,966 shares of common stock


         The 7,957,966 shares of our common stock, $.001 par value per share, are being offered by the selling security holders identified in this prospectus. The shares were issued by us in private placement transactions. Of the shares being registered, 600,000 are issuable upon conversion of convertible promissory notes and 3,289,251 shares are issuable upon the exercise of warrants. The selling security holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

         We will not receive any part of the proceeds from sales of these shares by the selling security holders.

         Our common stock is traded on the OTC Bulletin Board under the symbol "SLLR". The last reported sale price of our common stock on June 3, 2004 on the OTC Bulletin Board was $3.25 per share.

                           ---------------------------


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




            The date of this preliminary prospectus is June __, 2004.

                                TABLE OF CONTENTS

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
                                                                                                               Page


PROSPECTUS SUMMARY..............................................................................................      1

RISK FACTORS....................................................................................................      3

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION AND FINANCIAL CONDITION AND RESULTS OF OPERATIONS.....     14

DESCRIPTION OF BUSINESS.........................................................................................     25

MANAGEMENT......................................................................................................     39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................................     43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................     43

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.....................................................     44

DESCRIPTION OF SECURITIES.......................................................................................     45

THE OFFERING....................................................................................................     46

SELLING SECURITY HOLDERS........................................................................................     47

USE OF PROCEEDS.................................................................................................     49

PLAN OF DISTRIBUTION............................................................................................     49

INDEMNIFICATION OF DIRECTORS AND OFFICERS.......................................................................     52

EXPERTS.........................................................................................................     52

FINANCIAL STATEMENTS............................................................................................    F-1

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                           ---------------------------


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           ---------------------------

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the common stock. You should read carefully the entire prospectus, including "Risk Factors" and the financial statements and notes thereto, before making an investment decision.

                           STELLAR TECHNOLOGIES, INC.

         We provide employee Internet management products and services that enable businesses, government agencies, schools and other organizations to monitor, report and manage how their employees use the Internet. Our products and services give managers the ability to implement Internet access policies for different users and groups within their businesses, improve employee productivity, conserve network bandwidth and mitigate potential legal liability.

         The Internet has emerged as an important communications and commerce platform for enterprises around the world. Many companies use the Internet to streamline business processes and utilize business applications that are accessed over the corporate network. Such companies are making substantial investments to provide high-speed Internet access to large numbers of their employees. The Internet has also become a highly popular consumer medium for entertainment, information and commerce. Given the Internet's increasingly important role as a business tool and its continuing adoption as a consumer medium for entertainment, information and commerce, management of employee Internet access is becoming a priority for businesses worldwide.

         We believe that a substantial amount of employee Internet activity in the workplace is non-work related and that a significant portion of non-business related e-commerce is conducted through Internet connections at work. Because Internet access in the workplace is fast, convenient and essentially free to employees, employees tend to use their employers' Internet connections for personal or recreational purposes during work hours. Such personal use during business hours can result in lost employee productivity, increased network bandwidth consumption and potential legal liability.

         Our products enable businesses to rapidly implement and configure Internet access policies for specific groups, user types and individuals within an organization. Our flexible and easy-to-use solutions capture information on Internet usage and store it on our remote secured servers. We monitor employees' Internet activity without restricting the employees' access to web sites. We then consolidate and review Internet traffic information with sophisticated rule-based systems for compliance with policies implemented by our customers. We notify management when a violation has occurred and, if requested, provide management with a detailed graphical report displaying the aggregate Internet activity of the monitored employees. Our products are easy to deploy and use, have minimal impact on an organization's information technology department, require minimal hardware, are scaleable and support a broad range of network platforms, including proxy servers, firewalls and other network appliances and software.

         Our primary strategic objective is to maintain and strengthen our position in the market for employee Internet management products. We plan to achieve this objective by acquiring new customers and pursuing subscription renewals and enterprise-wide deployment of our applications within existing customers. We believe that our installed base of organizations of all sizes provides our applications with market credibility that will enable us to attract new customers and deepen our market penetration. We plan to expand our global reach by expanding our network of value-added resellers and distributors and expanding our direct sales force. We also plan to expand the functionality of our applications, further develop our internet monitoring technologies and capitalize on incremental revenue opportunities through the introduction of new products and services.

         Our principal executive offices are located at 5633 Strand Boulevard, Suite 318, Naples, Florida 34110, and our telephone number is (239) 596-8655. We maintain a web site at www.stellarti.com. Information contained on our web site does not constitute part of this prospectus.

                                  THE OFFERING

         This prospectus covers the public sale of 7,957,966 shares of common stock to be sold by the selling security holders identified in this prospectus. Of this amount, 600,000 shares are issuable upon the conversion of convertible promissory notes and 3,289,251 shares are issuable upon the exercise of warrants.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company and our industry. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT-STAGE COMPANY WITH AN UNPROVEN BUSINESS MODEL, WHICH MAKES IT DIFFICULT FOR US TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS.

         We have only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been offering our employee Internet management ("EIM") applications since 2001. As a result, the revenue and income potential of our business and our market are unproven. In addition, we have very limited historical data with respect to sales of our Stellar Internet Monitoring ("SIM") solutions because we sell our SIM solutions under licensing agreements generally ranging in duration from 12 to 36 months and have been licensing our SIM solutions for less than three (3) years. Because of our limited operating history and because the market for EIM products is relatively new and rapidly evolving, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business.

         Before purchasing our common stock, you should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition and results of operations to suffer.

WE HAVE A HISTORY OF LOSSES AND, BECAUSE WE EXPECT OUR OPERATING EXPENSES TO INCREASE IN THE FUTURE, WE DO NOT EXPECT TO BECOME PROFITABLE IN THE NEAR TERM, IF EVER.

         We have experienced net losses in each fiscal quarter since our inception and as of March 31, 2004, we had an accumulated deficit of approximately $5.5 million. We incurred net losses to common shareholders of approximately $2.3 million during the three months ended March 31, 2004, approximately $1 million during the year ended December 31, 2003, and approximately $1.7 million during the year ended December 31, 2002. We expect to continue to incur significant net losses for the foreseeable future. We also expect our operating expenses to increase substantially as we:

   o     expand our domestic and international selling and marketing activities;

   o increase our research and development efforts to upgrade our existing SIM solutions and develop new products and technologies;

   o     upgrade our operational and financial systems, procedures and controls;

   o hire additional personnel, including additional engineers and other technical staff; and

   o     fulfill our responsibilities associated with being a public company.

WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE, WHICH FUNDS MAY NOT BE AVAILABLE OR, IF AVAILABLE, MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

         We expect that our operating expenses will increase substantially over the next 12 months. In addition, we may experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties. As a result, we may need to raise additional funds, and such funds may not be available on favorable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our software applications, execute on our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

OUR FUTURE SUCCESS DEPENDS ON OUR EXISTING CUSTOMERS RENEWING AND PURCHASING ADDITIONAL LICENSES OF OUR SIM SOLUTIONS.

         Our future success depends on our ability to achieve substantial revenue from customer renewals for licenses of our SIM solutions. Licenses for our SIM solutions typically have durations of 12, 24 or 36 months, and our customers have no obligation to renew such licenses upon expiration. As a result, we may be unable to generate significant revenue from renewals. In order to maintain our revenue, we must be successful in renewing our license agreements.

         Our future success also depends on our ability to license additional services or product offerings to existing customers. As a result, to increase our revenue, we must obtain greater penetration of our existing customers to obtain greater coverage of their workforces.

WE MUST DEVELOP AND EXPAND OUR INDIRECT SALES CHANNELS TO INCREASE REVENUE AND IMPROVE OUR OPERATING RESULTS.

         We currently sell our products both directly and indirectly. We intend, however, to rely increasingly on our indirect sales channels. We depend on our indirect sales channels, including value-added resellers, distributors and Internet service providers, to offer our SIM solutions to a larger customer base than we can reach through our direct sales efforts. We will need to expand our existing relationships and enter into new relationships in order to increase our current and future market share and revenue. We cannot assure you that we will be able to maintain and expand our existing relationships or enter into new relationships, or that any new relationships will be available on commercially reasonable terms. If we are unable to maintain and expand our existing relationships or enter into new relationships, we may lose customer introductions and co-marketing benefits and our operating results may suffer.

OUR INCREASING RELIANCE ON INDIRECT SALES CHANNELS COULD RESULT IN REDUCED REVENUE GROWTH BECAUSE WE HAVE LITTLE CONTROL OVER OUR VALUE-ADDED RESELLERS, DISTRIBUTORS AND ORIGINAL EQUIPMENT MANUFACTURERS.

         We anticipate that sales from our various indirect sales channels, including value-added resellers, distributors, providers of managed Internet services and others, will account for a larger percentage of our total revenue in future periods. None of these parties is obligated to continue selling our products or to make any purchases from us. Our ability to generate increased revenue depends significantly upon the ability and willingness of our indirect sales channels to market and sell our products to organizations worldwide. If they are unsuccessful in their efforts or are unwilling or unable to market and sell our new product offerings, our operating results may suffer. We cannot control the level of effort these parties expend or the extent to which any of them will be successful in marketing and selling our products. A number of our value-added resellers and distributors have been adversely affected by the global economic downturn and we believe that their financial difficulties may negatively impact their ability to sell and market our SIM solutions. Some of our indirect sales channels also market and sell products that compete with our SIM solutions or may decide to do so in the future. We may not be able to prevent these parties from devoting greater resources to support our competitors' products and reducing or eliminating their efforts to sell our SIM solutions.

BECAUSE WE EXPECT TO DERIVE SUBSTANTIALLY ALL OF OUR FUTURE REVENUE FROM LICENSING FEES FOR OUR SIM SOLUTIONS, ANY FAILURE OF THIS PRODUCT TO SATISFY CUSTOMER DEMANDS OR TO ACHIEVE MEANINGFUL MARKET ACCEPTANCE MAY SERIOUSLY HARM OUR BUSINESS.

         Substantially all of our revenue come from licensing fees for our SIM solutions, and we expect this trend to continue for the foreseeable future. If, for any reason, revenues from the licensing of our SIM solutions decline or do not grow as rapidly as we anticipate, our operating results and our business may be significantly impaired. If our SIM solutions fail to meet the needs of our target customers, or if they do not compare favorably in price and performance to competing products, our growth may be limited. We cannot assure you that our SIM solutions will achieve any meaningful market acceptance. Our future financial performance also will depend, in part, on our ability to diversify our offerings by successfully developing, introducing and gaining customer acceptance of new products and enhanced versions of our SIM solutions. We cannot assure you that we will be successful in achieving market acceptance of any new products that we develop or of enhanced versions of our SIM solutions. Any failure or delay in diversifying our existing offering could harm our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO DEVELOP ACCEPTABLE NEW PRODUCTS OR ENHANCEMENTS TO OUR EXISTING PRODUCTS AT A RATE REQUIRED BY OUR RAPIDLY CHANGING MARKET.

         Our future success depends on our ability to develop new products or enhancements to our existing products that keep pace with rapid technological developments and that address the changing needs of our customers. Although our SIM solutions are designed to operate with a variety of network hardware and software platforms, we will need to continuously modify and enhance our SIM solutions to keep pace with changes in Internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing such products or timely introducing them to the market. In addition, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technology, could increase our research and development expenses. The failure of our products to operate effectively with the existing and future network platforms and technologies may limit or reduce the market for our products, result in customer dissatisfaction and seriously harm our business, financial condition and results of operations.

FAILURE OF OUR PRODUCTS TO WORK PROPERLY COULD IMPACT SALES, INCREASE COSTS, AND CREATE RISKS OF POTENTIAL NEGATIVE PUBLICITY AND LEGAL LIABILITY.

         Because our products are complex and are deployed in a wide variety of complex network environments, they may have errors or defects that users identify after deployment, which could harm our reputation and our business. In addition, products as complex as ours frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found errors in versions of our SIM solutions and we may find such errors in the future. The occurrence of errors could adversely affect licenses of our products, divert the attention of engineering personnel from our product development efforts and cause significant customer relations problems. In addition, given that EIM technology generally, and our SIM solutions specifically, have yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we operated in a more established industry.

         In addition, because customers rely on our SIM solutions to manage employee behavior, any significant defects or error in our products may result in negative publicity or legal claims. Negative publicity or legal claims could seriously harm our business, results of operations and financial condition. In addition, our SIM solutions' capability to report Internet data retrieval requests and software application execution requests along with the workstations from which they originated may result in negative publicity or legal claims based on potential privacy violations.

OUR FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY AND STELLAR BRAND COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Intellectual property is important to our success. We generally rely upon confidentiality procedures and contractual provisions to protect our proprietary technology and our SIM brand, and we intend to apply for legal protection for certain of our intellectual property in the future. Any such legal protection we obtain may be challenged by others or invalidated through administrative process or litigation. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain, and adequate legal protection of our intellectual property may not be available to us in every country in which we intend to sell our products. The laws of some foreign countries may not be as protective of intellectual property rights as United States laws, and their mechanisms for enforcement of intellectual property rights may be inadequate. As a result, our means of protecting our proprietary technology and brands may be inadequate. Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property. Any such infringement or misappropriation could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUED BY THIRD PARTIES FOR ALLEGED INFRINGEMENT OF THEIR PROPRIETARY RIGHTS.

         The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights, and by frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As the number of entrants into our market increases, the possibility of an intellectual property claim against us grows. Our technologies and products may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming and expensive to litigate or settle, and could divert management attention from the execution of our business plan.

OUR SYSTEMS MAY BE VULNERABLE TO SECURITY RISKS OR SERVICE DISRUPTIONS THAT COULD HARM OUR BUSINESS.

         Although we have taken measures to secure our systems against security risks and other causes of disruption of electronic services, our servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests. Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from using our products. Any such events could substantially harm our business, results of operations and financial condition.

IF WE ACQUIRE ANY COMPANIES OR TECHNOLOGIES IN THE FUTURE, SUCH COMPANIES AND TECHNOLOGIES COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND ADVERSELY AFFECT OUR OPERATING RESULTS.

         We intend to acquire or make investments in complementary companies, businesses, assets and technologies in the future. We have not made any such acquisitions or investments to date, and therefore, our ability to make acquisitions or investments is unproven. Acquisitions and investments involve numerous risks, including:

   o difficulties in integrating operations, technologies, services and personnel;

   o the diversion of financial and management resources from existing operations;

   o     the risk of entering new markets;

   o     the potential loss of key employees; and

   o the inability to generate sufficient revenue to offset acquisition or investment costs.

         In addition, if we finance any acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

OUR CONTINUED GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         We continue to experience rapid growth in our operations, which has placed, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our senior management to manage growth effectively. This will require us to hire and train additional personnel to manage our expanding operations. In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

WE FACE INCREASING COMPETITION FROM MORE ESTABLISHED COMPANIES THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO, WHICH MAY PLACE PRESSURE ON OUR PRICING AND WHICH COULD PREVENT US FROM INCREASING REVENUE OR ATTAINING PROFITABILITY.

         The market for our products is intensely competitive and is likely to become even more so in the future. Our current principal competitors may offer their products at a significantly lower price than our SIM solutions, which could result in pricing pressures on licenses of our product and in the commoditization of EIM products. If we are unable to maintain the current pricing on sales of our SIM solutions or increase our pricing in the future, our results of operations could be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced licensing, reduced margins or the failure of our SIM solutions to achieve or maintain more widespread market acceptance, any of which could have a material adverse effect on our business, financial condition and results of operations. Our current principal competitors include:

   o companies offering network filtering products, such as Websense, SurfControl, Tumbleweed, Secure Computing, Symantec, 8e6 Technologies, Webwasher, Elron, and Cerberian;

   o companies offering network reporting products, such as NetIQ and Wavecrest Computing; and

   o companies integrating URL filtering into specialized security appliances, such as SonicWALL and Internet Security Systems.

We also face current and potential competition from vendors of Internet servers, operating systems and networking hardware, many of which have developed and/or bundle, or may in the future develop and/or bundle, EIM or other competitive products with their products. We compete against, and expect increased competition from, anti-virus software developers, traditional network management software developers and web management service providers. We may face new competition from companies offering quality of service solutions, such as Packeteer, companies with a direct presence on computer desktops, such as Microsoft, and companies offering desktop management solutions, such as Altiris. If EIM functions become standard features of Internet-related hardware or software, the demand for our SIM solutions may decrease. In addition, our own indirect sales channels may decide to develop or sell competing products instead of our SIM solutions. Moreover, even if our SIM solutions provide greater functionality and are more effective than the products offered by vendors of Internet-related hardware or software, potential customers might accept this limited functionality in lieu of purchasing our SIM solutions.

         Many of our potential competitors enjoy substantial competitive advantages, such as:

   o     greater name recognition and larger marketing budgets and resources;

   o established marketing relationships and access to larger customer bases; and

   o     substantially greater financial, technical and other resources.

As a result, they may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM, AND THE LOSS OF ANY KEY MEMBER OF THIS TEAM MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

         Our success depends largely upon the continued services of our executive officers and other key management and development personnel. We are also substantially dependent on the continued service of our existing engineering personnel because of the complexity of our products and technologies. With the exception of our President, Donald R. Innis, we do not have an employment agreement with any of our officers, management or other key personnel and, therefore, they may terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business, financial condition or results of operations. In such an event we may be unable to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

BECAUSE COMPETITION FOR OUR TARGET EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE HIGHLY SKILLED EMPLOYEES THAT WE NEED TO SUPPORT OUR PLANNED GROWTH.

         To execute our growth plan, we must attract and retain highly qualified personnel. We need to hire additional personnel in virtually all operational areas, including selling and marketing, research and development, operations and technical support, customer service and administration. Competition for these personnel remains intense, especially for engineers with high levels of experience in designing and developing software and Internet-related products. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

THE MARKET FOR OUR PRODUCTS CONTINUES TO EMERGE, AND IF WE ARE NOT SUCCESSFUL IN PROMOTING AWARENESS OF THE NEED FOR OUR SIM SOLUTIONS AND OF OUR STELLAR BRAND, OUR GROWTH MAY BE LIMITED.

         Based on our experience with potential customers, we believe that many corporations do not recognize or acknowledge the existence or scope of problems caused by employee misuse of the Internet or of their computers. In addition, there may be a time-limited opportunity to achieve and maintain a significant share of the market for EIM and our other products due in part to the emerging nature of these markets and the substantial resources available to our existing and potential competitors. If employers do not recognize or acknowledge these problems, then the market for our SIM solutions may develop more slowly than we expect, which could adversely affect our operating results. Developing and maintaining awareness of our Stellar brand is critical to achieving widespread acceptance of our existing and future products. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our Stellar brand will depend largely on the effectiveness of our marketing efforts and on our ability to develop reliable and useful products at competitive prices. If we fail to successfully promote our Stellar brand, or if our expenses to promote and maintain our Stellar brand are greater than anticipated, our financial condition and results of operations could suffer.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUED GROWTH AND ACCEPTANCE OF THE INTERNET AS A BUSINESS TOOL.

         Expansion in the sales of our SIM solutions depends on the continued acceptance of the Internet as a communications and commerce platform for enterprises. The Internet could lose its viability as a business tool due to delays in the development or adoption of new standard and protocols to handle increase demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. If the Internet does not continue to be a widespread communications medium and commercial platform, the demand for our SIM solutions could be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

EVOLVING REGULATION OF THE INTERNET MAY AFFECT US ADVERSELY.

         As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. Such regulation is likely in the areas of user privacy, pricing, content and quality of products and services. Taxation of Internet use or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Laws and regulations applying to the solicitation, collection or processing of personal or consumer information could affect our activities. Furthermore, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the validity of Internet commerce, which could have a material adverse effect on our business, financial condition and results of operations.

                         RISKS ASSOCIATED WITH OUR STOCK

NEW INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION IN THE TANGIBLE NET BOOK VALUE OF THEIR SHARES.

         We expect that the public offering price of our common stock will significantly exceed the net tangible book value of our common stock. The net tangible book value of one share of our common stock purchased at its June 3, 2004 market price of $3.25 per share was only $0.12 as of March 31, 2004. As a result, investors purchasing common stock in this offering will incur dilution of $3.13 per share. In addition, we have issued warrants and options to acquire shares of common stock at prices significantly below the current market price of our common stock, the exercise of which will likely result in additional dilution when and if they are exercised.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The sale of a large number of shares of our common stock in the market after this offering, or the belief that such sales could occur, could cause a drop in the market price of our common stock. We currently have 25,428,523 shares of common stock outstanding, of which 22,386,023 shares are "restricted securities," as that terms is defined in Rule 144 of the Securities Act. We are registering 4,068,715 of these restricted shares in this offering. We are also registering an additional 600,000 shares of common stock underlying convertible notes that are currently outstanding, and an additional 3,289,251 shares of common stock underlying various warrants that are currently outstanding. The shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by our affiliates.

         Immediately after the effectiveness of the registration statement of which this prospectus is a part, 7,111,215 shares of our outstanding shares of common stock will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by our affiliates. The remaining 18,317,308 shares of common stock outstanding after the effectiveness of the registration statement will continue to be restricted securities. Of this remaining number of shares, 317,307 shares are currently eligible for sale under Rule 144 of the Securities Act, and 18,000,001 shares will become eligible for sale under Rule 144 of the Securities Act on January 15, 2005.

         None of our directors, executive officers and other stockholders are subject to lock-up agreements or market stand-off provisions that limit their ability to sell common stock.

WE INTEND TO ATTEMPT TO RAISE ADDITIONAL FUNDS IN THE FUTURE, AND SUCH ADDITIONAL FUNDING MAY BE DILUTIVE TO STOCKHOLDERS OR IMPOSE OPERATIONAL RESTRICTIONS.

         We intend to attempt to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt. Such additional financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility. If additional capital is raised through the issuances of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock. In addition, certain of our outstanding warrants contain provisions that provide for a downward adjustment in the exercise price in the event that we issue shares of our common stock or securities convertible or exerciseable into shares of our common stock at a price less than the exercise price in effect at the time of the issuance of such securities which could result in additional dilution to our stockholders.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

   o announcements of technological innovations or new products or services by our competitors;

   o demand for our SIM solutions, including fluctuations in license renewals; and

   o     fluctuations in revenue from our indirect sales channels.

        In addition, the market price of our common stock could be subject to wide fluctuations in response to:

   o     quarterly variations in our revenues and operating expenses;

   o announcements of technological innovations or new products or services by us; and

   o our technological capabilities to accommodate the future growth in our operations or those of our customers.

         In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many Internet-related companies, and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE OUR STOCK PRICE TO FALL.

         Our operating results will likely vary in the future primarily as the result of fluctuations in our billings, revenues and operating expenses. We expect that our operating expenses will increase substantially in the future as we expand our selling and marketing activities, increase our research and development efforts, and hire additional personnel. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

BECAUSE WE RECOGNIZE REVENUE FROM LICENSING FEES FOR OUR SIM SOLUTIONS RATABLY OVER THE TERM OF THE SUBSCRIPTION, DOWNTURNS IN SALES MAY NOT BE IMMEDIATELY REFLECTED IN OUR REVENUE.

         We expect that nearly all of our revenue for the foreseeable future will come from the licensing of our SIM solutions. Upon execution of a licensing agreement, we invoice our customers for the full term of the licensing agreement. We then recognize revenue from customers monthly over the terms of their licensing agreements, which typically have durations of 12, 24 or 36 months. As a result, a majority of the revenue we report in each quarter is deferred revenue from license agreements entered into and paid for during previous quarters. Because of this financial model, the revenue we report in any quarter or series of quarters may not be a reliable indicator of market acceptance of our SIM solutions.

WE DO NOT INTEND TO PAY DIVIDENDS.

         We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future profits from operations to fund growth and do not expect to pay any dividends in the foreseeable future.

APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMITS THE TRADING AND LIQUIDITY OF OUR COMMON STOCK WHICH MAY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         Our common stock currently trades on the OTC Bulletin Board. Since our common stock continues to trade below $5.00 per share, our common stock is considered a "penny stock" and is subject to SEC rules and regulations which impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions.

         These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: our ability to fund future growth and implement our business strategy; our ability to integrate the operations of any businesses we may acquire, attract and retain customers and qualified personnel; our dependence on a small number of customers for revenue; customer acceptance and satisfaction with our Stellar Internet Monitoring ("SIM") solutions; anticipated product enhancements and releases; defects in our products and services; legal claims against us, including, but not limited to, intellectual property infringement claims; our ability to protect our intellectual property; forecasts of Internet usage and the growth and acceptance of the employee Internet management ("EIM") industry; rapid technological changes in the EIM industry; competition in our industry and markets; general economic and business conditions, either nationally or internationally or in the jurisdictions in which we are doing business; the condition of the securities and capital markets; legislative or regulatory changes; and statements of assumption underlying any of the foregoing, as well as any other factors set forth under the caption "Risk Factors" on page 3 of this prospectus and "Management's Discussions an Analysis of Financial Condition and Results of Operation" below.

         All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption "Risk Factors" on page 3 of this prospectus and elsewhere in this prospectus. The following should be read in conjunction with our audited financial statements contained elsewhere in this prospectus.

BACKGROUND

         On January 15, 2004 (the "Effective Date"), pursuant to an Agreement and Plan of Merger dated December 16, 2003 (as amended to date, the "Merger Agreement") by and among us, International Travel CD's Acquisition Corp., a Delaware corporation and our then wholly-owned subsidiary, Stellar Venture Partners, LLC, a Georgia limited liability company ("Stellar Venture Partners"), and MAS Services, Inc., a Florida corporation, we acquired Stellar Venture Partners by merging International Travel CD's Acquisition Corp. with and into Stellar Venture Partners, with Stellar Venture Partners remaining as the surviving entity and becoming our wholly-owned subsidiary.

         Pursuant to the terms of the Merger Agreement, at the Effective Date, we issued 18,000,001 shares of our common stock, $.001 par value per share, to the membership interest holders of Stellar Venture Partners, representing, on a fully diluted basis, approximately seventy-four percent (74%) of the then issued and outstanding shares of our common stock. Pursuant to the terms of the Merger Agreement, at the Effective Date, Mark A. Bush resigned as our sole officer and director, and Richard A. Schmidt was appointed to serve as our sole director, Chief Executive Officer, Treasurer and Secretary.

         As a result of (i) the percentage of the shares of common stock acquired under the Merger Agreement by the membership interest holders of Stellar Venture Partners, and (ii) the resignation of Mark A. Bush as our sole officer and director and the appointment of Richard A. Schmidt as our successor officer and director, the Merger may be deemed to have involved a change in control of us.

         After completing the acquisition of Stellar Venture Partners, we called and convened a special meeting of our stockholders on March 15, 2004 to consider and approve proposals to: (i) amend our articles of incorporation to change our name from "International Travel CD's, Inc." to "Stellar Technologies, Inc.," change the par value of our common stock and preferred stock from no par value per share to $.001 par value per share, and explicitly set forth our right to indemnify our directors and hold our directors harmless from certain liabilities for actions taken on our behalf to the fullest extent permitted under the Colorado Business Corporation Act; and (ii) effect a reverse split of all of our issued and outstanding shares of common stock at a ratio of one-for-four, resulting in our stockholders receiving one share of common stock for every four shares of common stock owned as of the record date of the meeting. Each of these proposals was approved at the special meeting and became effective on March 11, 2004.

OVERVIEW

         As a result of our acquisition of Stellar Venture Partners, we entered the employee Internet management ("EIM") market. The EIM market involves the provision of traditional Internet access control and management services, but with added management and productivity-enhancing functionality. International Data Corporation, a market research firm ("IDC"), estimates that the EIM market will grow to $750 million by the end of 2004. The projected growth of this market may be attributable in part to the growing importance of protecting an organization's assets from being illegally distributed or acquired by its employees by means of the Internet and keeping control over information technology expenditures, while maintaining high employee morale and productivity.

         We believe that organizations want a cost-effective answer to Internet abuse that provides them with individual user monitoring data as well as organization-wide monitoring and analysis by department. Based on our internal research, we believe that approximately eighty percent (80%) of the organizations comprising the potential EIM market have taken little or no action to monitor Internet use by their employees, and that the remaining twenty percent (20%) of such organizations implementing EIM technology are, for the most part, using outdated and ineffective technology.

         We provide organizations with next-generation technology that we believe is far more effective at monitoring employee Internet use than the technologies currently being used for this purpose. Our next-generation technology consists of an innovative web-based Internet monitoring application that allows organizations to monitor Internet usage by employees and prevent Internet abuse. Our applications provide organizations of any size with the security of knowing how its Internet connections are being used without the need to purchase new hardware or software, and provide organizations with detailed reports describing which web sites are being visited, what instant messages are being sent and received, which employees were involved, and what time the actions took place.

         Our research and development activities are focused on the enhancement of our current SIM solutions and on the development of next-generation technologies in the EIM market. We anticipate that the majority of our research and development efforts will be devoted to the internal development of complimentary technologies that we intend to acquire from external sources, and that the remainder of such efforts will be devoted to the internal development of our own proprietary technologies.

         We intend to acquire additional technologies that we believe are complimentary to either our existing technologies or technologies that we are developing or may attempt to develop in the future. In addition to acquisitions of complimentary technologies described above, we may, from time to time, explore possible acquisitions of companies, businesses or assets that we believe are complementary to our business.

COMPARISON OF THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

Revenues

         Revenues consist entirely of licensing fees that we receive upon the sale of our SIM solutions. Revenues increased $6,868, or 13.1%, to $59,413 for the three months ended March 31, 2004 from $52,545 for the three months ended March 31, 2003. The increase of $6,868 was primarily a result of increased licensing revenues received from new customers. Approximately 21% of revenues recognized for the three months ended March 31, 2004 was derived from licenses to first-time customers who initially purchased 12, 24 or 36 month licenses of our SIM solutions in 2004. The remaining 79% of revenues was generated from existing customers. We expect growth in revenues for the year ended December 31, 2004 to exceed growth in revenues for the year ended December 31, 2003 as we continue to generate licensing revenues from existing and new customers.

Operating Expenses

         Operating expenses consist primarily of labor costs and expense reimbursements, selling and marketing expenses, general, administrative and related fee expenses, and research and development expenses.

         Labor Costs and Expense Reimbursements. Labor costs and expense reimbursements consist of all salaries, commissions, stock compensation, benefits and related compensation that we pay to our employees. Labor costs and expense reimbursements increased $134,061 to $261,761 for the three months ended March 31, 2004, from $127,700 for the three months ended March 31, 2003. The increase of $134,061 was due primarily to an increase of $94,000 for general and administrative personnel, including Richard A. Schmidt, our new Chief Executive Officer, and Donald R. Innis, our new President, and an increase in sales commission expenses of approximately $40,000 associated with increased licenses of our SIM solutions. We expect labor costs and expense reimbursements to increase in the future as we continue to add more personnel to support our expanding sales and marketing efforts and as increased licenses result in higher overall sales commission expenses.

         Marketing. Marketing expenses consist of costs related to production of marketing brochures, trade shows, direct mailing programs, advertising, promotions, travel, customer support, public relations and investor relations. Marketing expenses increased $7,406, or 25.7%, to $28,875 for the three months ended March 31, 2004 from $21,469 for the three months ended March 31, 2003. The increase of $7,406 was primarily due to increased expenses associated with marketing campaigns and the promotion of our SIM solutions. We expect marketing expenses to increase in the future as we continue to expand our marketing efforts and promote our SIM solutions.

         General, Administrative and Related Expenses. General, administrative and related expenses consist of management fees paid to related parties, professional fees, general and administrative expenses, and office rents. General, administrative and related expenses increased $231,655 to $298,499 for the three months ended March 31, 2004 from $66,844 for the three months ended March 31, 2003. The increase of $231,655 resulted primarily from an increase of $56,715 in management fees paid to related parties associated with the accelerated expensing of management fees paid to MAS Services, Inc. due to the cancellation of our management fee agreement with it, and an increase in professional fees of $144,927 associated with our year-end audits, significant business transactions that we completed in 2004 and compliance with SEC public reporting and corporate governance requirements. We expect general, administrative and related fee expenses to increase in future periods as a result of increased costs associated with growth in our operations and increased professional fees associated with any acquisitions of businesses or technologies that we may make in furtherance of our acquisition strategy and our compliance with SEC public reporting and corporate governance requirements.

         Research and Development. Research and development expenses consist primarily of costs associated with the development of new products and services and the enhancement of our existing SIM solutions. Research and development expenses increased $40,220 to $54,203 for the three months ended March 31, 2004 from $13,983 for the three months ended March 31, 2003. The increase of $40,220 was primarily a result of increased costs associated with the development of new products and services and the enhancement of our existing SIM solutions. We expect research and development expenses to increase in the future as we pursue future product and service development, enhance our existing SIM solutions, and enter into arrangements with additional technology partners.

Gains in Trading Securities

         Gains in trading securities consists of gains on the sale of securities held for investment. Gains in trading securities increased $134,988 to $138,393 for the three months ended March 31, 2004 from $3,405 for the three months ended March 31, 2003. We believe the increase was due primarily to improved stock market conditions and the performance of the underlying companies in which we invested. We do not expect to make any additional material investments in investment securities in the future, as we intend to focus our operations exclusively in the EIM market. For this reason, and due to the minimal unrealized gains that we have in our remaining investment securities, we do not expect to realize any material gains in trading securities in the future.

Preferred Stock Dividend

         We incurred a one-time charge for a preferred stock dividend in the amount of $1,767,750 for the three months ended March 31, 2004. The recognition of this preferred stock dividend resulted from the beneficial conversion feature associated with our issuance of 2,357,000 shares of our Series A Convertible Preferred Stock that, in effect, were convertible at a price less than market price on the date of issuance, and warrants to acquire up to 589,251 shares of our common stock in a private offering that we completed in February 2004. We do not expect to record any additional charges for preferred stock dividends in the foreseeable future.

COMPARISON OF YEARS ENDED DECEMBER 31, 2003 AND 2002

         At December 31, 2003, we owned 100% of the outstanding voting interests in each of the subsidiaries through which we currently operate and our consolidated financial statements included the revenue and various operating expense of these subsidiaries. At December 31, 2002, we owned only 50% of the outstanding voting interests in such subsidiaries. Under United States Generally Accepted Accounting Principles ("GAAP"), a company that does not own more than 50% of the outstanding voting interests at the end of the applicable year is required to report its net share of such revenues and operating expenses in a separate account in the company's statement of operations. As a result, the revenues and operating expenses of the subsidiaries through which we currently operate are not included in our various consolidated revenue and operating expense accounts for the year ended December 31, 2002 and instead, have been recorded on a net basis under the line item "Investee losses" appearing under the caption "Other income (expense)" in our consolidated statement of operations for such year.

         As a result of the foregoing, we believe that our consolidated revenues and operating expenses for the year ended December 31, 2003 are not comparable to our consolidated revenues and operating expenses for the year ended December 31, 2002, and therefore, any differences between our consolidated revenues and operating expenses for such years should not be relied upon as an indication of our future results of operations or performance.

Revenue

         We generated revenues of $173,711 for the year ended December 31, 2003. We did not generate any revenues for the year ended December 31, 2002. The increase of $173,711 was due entirely to the inclusion of revenues of the subsidiaries through which we operate in our investee losses rather than in our consolidated revenues for the year ended December 31, 2002. Approximately 49% of revenues recognized for the year ended December 31, 2003 was derived from licenses to first-time customers who initially purchased 12, 24 or 36 month licenses of our SIM solutions. The remaining 51% of revenues was generated from existing customers.

Operating Expenses

         Labor Costs and Expense Reimbursements. Labor costs and expense reimbursements increased $513,441 to $547,791 for the year ended December 31, 2003 from $34,350 for the year ended December 31, 2002. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         Selling and Marketing. Selling and marketing expenses were $93,082 for the year ended December 31, 2003. We did not have any selling and marketing expenses for the year ended December 31, 2002. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         General, Administrative and Related Expenses. General, administrative and related expenses increased $121,170, or 60.6%, to $321,083 for the three months ended March 31, 2004 from $199,913 for the three months ended March 31, 2003. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         Research and Development. Research and development expenses were $138,849 for the year ended December 31, 2003. We did not incur any research and develop expenses during the year ended December 31, 2002. The increase was due primarily to the diffrrence in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

Impairment of Goodwill

         We determine impairment of goodwill based on the amount by which the carrying value of the assets to which the goodwill is attributed exceeds the fair value of such assets. We incurred a one-time charge for impairment of goodwill in the amount of $121,595 for the year ended December 31, 2003. The recognition of this expense was associated with our purchase of the then remaining and outstanding 50% membership interest in Stellar Business Builders, LLC ("Stellar Business Builders") from IO Ventures, LLC for $100,000. On the date of the purchase, Stellar Business Builders' liabilities exceeded its assets by $21,595. As a result, we recorded goodwill of $121,595, comprised of the $100,000 purchase price plus the $21,595 net liability. During the fourth fiscal quarter of 2003, we performed our annual test for goodwill impairment as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and determined that the full $121,595 of goodwill should be recorded as an impairment charge.

Gains in Trading Securities

         Gains in trading securities were $88,780 for the year ended December 31, 2003 compared to losses of $172,978 for the year ended December 31, 2002. We believe the gains on sales of securities of $88,780 resulted primarily from improved stock market conditions and the performance of the underlying companies in which we invested.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have funded our operations primarily through private sales of equity securities and the use of short-term and long-term debt. As of March 31, 2004, we had a cash balance of $2,340,304.

         Net cash used in operating activities was $226,530 for the three months ended March 31, 2004 compared to $243,762 for the three months ended March 31, 2003. The $17,232 decrease in cash used in operating activities was primarily due to an increase in gains and redemptions on sales of trading securities of approximately $229,000, decreased spending on prepaid expenses of approximately $54,000 and increased accounts payable of approximately $39,000, partially offset by increased losses (excluding the $1,767,500 non-cash preferred stock dividend) of approximately $305,000. Net cash used in operating activities was $938,905 for the year ended December 31, 2003, compared to $217,127 for the year ended December 31, 2002. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         Net cash used in investing activities was $1,231 for the three months ended March 31, 2004. We did not have any cash flows from investing activities for the three months ended March 31, 2003. The $1,231 increase in cash used by investing activities was due to purchases of property and equipment used in our business. Net cash used in investing activities was $98,656 for the year ended December 31, 2003 compared to $1,021,803 for the year ended December 31, 2002. The decrease was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         Net cash provided by financing activities was $2,143,345 for the three months ended March 31, 2004 compared to $95,567 for the three months ended March 31, 2003. The $2,047,778 increase in net cash provided by financing activities was due primarily to the receipt of proceeds from the sale of units comprised of shares of our Series A Convertible Preferred Stock, $.001 par value per share ("Series A Convertible Preferred Stock") and warrants to acquire shares of our common stock in the amount of $1,767,750, an increase in the amount of proceeds from sales of shares of our common stock in the amount of $221,100, and proceeds from the sale of marketable securities in the amount of $59,163. Net cash provided by financing activities was $934,031 for the year ended December 31, 2003 compared to net cash used in financing activities of $9,746 for the year ended December 31, 2002. The $943,777 difference in cash flows from financing activities was due primarily to an increase in proceeds from sales of our common stock of $1,000,000, which was partially offset by an increase in offering costs of $55,696 incurred in connection with such sales.

         Our working capital at March 31, 2004 was $2,500,721, compared to $579,314 at December 31, 2003. The $1,921,407 increase in working capital was due primarily to increases in cash of $1,915,584 from sales of units comprised of Series A Convertible Preferred Stock and warrants to acquire common stock, and notes receivable of $350,000 as part of the net assets received upon the recapitalization of Stellar Venture Partners. These amounts were partially offset by a decrease in marketable securities of $244,300 and an increase in accounts payable and accrued expenses of $113,970.

         Our primary sources of financing over the past twelve (12) months are set forth below.

         In November 2003, prior to completing the merger with us, Stellar Venture Partners, LLC completed a private offering of its equity securities for aggregate cash proceeds of $1,000,000.

         On January 12, 2004, we issued 250,000 shares of common stock to RAM Trading, Ltd., a Cayman Islands exempt company, in exchange for cash consideration of $320,000.

         On February 29, 2004, we completed a private offering of 2,357,000 shares of Series A Convertible Preferred Stock and warrants to acquire 589,250 shares of common stock, for aggregate cash consideration of $1,767,750. These securities were sold in units comprised of one (1) share of Series A Convertible Preferred Stock and one (1) warrant. The units were sold at a purchase price of $.75 per unit. Each share of Series A Convertible Preferred Stock was convertible into one-half (1/2) of a share of common stock, and each warrant was exercisable into one-fourth (1/4) of a share of common stock at an exercise price of $2.40 per share. On March 11, 2004, as a result of our one-for-four reverse stock split, the mandatory conversion feature of the Series A Convertible Preferred Stock was triggered and all such shares were converted into shares of our common stock.

         On June 8, 2004, we issued convertible promissory notes (the "Convertible Notes") and warrants to a small group of accredited investors for cash consideration of $1,500,000. The Convertible Notes were issued and sold together with the warrants at the rate of two (2) Series A Warrants ("Series A Warrants") and two (2) Series B Warrants ("Series B Warrants") for each $2.50 principal amount of Convertible Notes purchased. The principal amount of the Convertible Notes and all accrued interest due thereunder are convertible into shares of our common stock at an initial conversion price of $2.50 per share. Each Series A Warrant is exercisable into one (1) share of our common stock at an initial exercise price of $2.50 per share, and each Series B Warrant is exercisable into one (1) share of our common stock at an initial exercise price of $3.50 per share.

         The Convertible Notes accrue interest at a rate of one and ninety-eight one hundredths of a percent (1.98%) per annum payable monthly, have a maturity date of June 7, 2005, and can be prepaid in whole at any time at the option of the holders thereof. The Convertible Notes also contain a mandatory conversion feature pursuant to which the Convertible Notes will automatically convert into shares of our common stock on the date the registration statement of which this prospectus is a part is declared effective by the SEC. The Series A Warrants expire 90 days after the date such registration statement is declared effective, and the Series B Warrants expire on June 7, 2009. The conversion price of the Convertible Notes and exercise price of the Series A Warrants and Series B Warrants are subject to downward adjustment in the event that we issue shares of our common stock or securities convertible into shares of our common stock at a purchase or conversion price less than the purchase or conversion price in effect at the time of the issuance of the Convertible Notes, Series A Warrants and Series B Warrants.

         We agreed to use our best efforts to file a registration statement with the SEC to permit the public sale of the shares of common stock issuable upon the conversion of the Convertible Notes and the exercise of the Series A Warrants and Series B Warrants by August 7, 2004 and to cause the registration statement to be declared effective by October 6, 2004. In the event the registration statement has not been declared effective by December 5, 2004, we will be obligated to pay liquidated damages equal in value to two percent (2%) of the amount invested by each holder for the 30-day period beginning October 6, 2004, and one percent (1%) of the amount invested by each such holder for each subsequent 30-day period thereafter. Upon the effectiveness of the registration statement, the mandatory conversion features of the Convertible Notes will be triggered and the Convertible Notes will automatically convert into a corresponding number of shares of our common stock, Series A warrants and Series B Warrants. The registration statement of which this prospectus is a part is being filed in part to satisfy the foregoing obligation.

         As of March 31, 2004, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

         The forgoing constitutes our principal sources of financing during the past twelve (12) months. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from sales of our equity and debt securities.

         We believe that our current cash resources will be sufficient to sustain our current operations for the next twelve (12) months. We intend to continue to invest our cash in excess of current operating requirements in interest-bearing, investment-grade securities. We intend to obtain additional cash resources within the next twelve (12) months through sales of debt or equity securities in order to finance possible acquisitions of companies, businesses, assets or technologies that we believe are complementary to our business. The sale of additional equity or convertible debt securities would result in additional dilution to our shareholders. The issuance of additional debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations. We have not made arrangements to obtain additional financing and we can provide no assurance that financing, if required, will be available in amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be required to delay or scale back any plans we may have to acquire such companies, businesses, assets or technologies.

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions.

         The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Revenue Recognition

         We recognize revenue in accordance with Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"). Significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Specifically, in connection with each transaction involving our products, we must evaluate whether persuasive evidence of an arrangement exists, the product has been delivered, title and risk of lost has been transferred to the customer, the fee is fixed or determinable, and collection of the resulting receivable is reasonably assured. Material differences may result in the amount and timing of recognized revenue for any period if we make different judgments or utilize different estimates.

                             DESCRIPTION OF BUSINESS

         We were incorporated on July 20, 2000 as a Colorado corporation. We were initially engaged in the business of providing photography and digital services to organizations in the travel industry. We exited the travel industry in April 2002.

         During the quarter ended December 31, 2002, we announced our intention to engage in the business of acquiring, exploring and developing natural gas and oil properties. Our plan was to acquire ownership interests in properties located in Louisiana as well as other traditional oil producing states in the southwestern United States. In furtherance of this plan, we purchased an aggregate three percent (3%) limited partnership interest in Louisiana Shelf Partners, L.P. ("Louisiana Shelf"), a Delaware limited partnership that owns oil and gas leasehold interests in Cameron Parish, Louisiana and certain seismic data related thereto in offshore oil fields. In September 2003, we disposed of all of our oil and gas interests and exited the oil and gas business.

         On January 15, 2004, we acquired Stellar Venture Partners, LLC, a Georgia limited liability company ("Stellar Venture Partners"), by merging a wholly-owned subsidiary of ours with and into Stellar Venture Partners, with Stellar Venture Partners remaining as the surviving entity and becoming our wholly-owned subsidiary. At the effective time of the merger, we issued 18,000,001 shares of our common stock to the membership interest holders of Stellar Venture Partners, LLC, representing, on a fully diluted basis, approximately seventy-four percent (74%) of the then issued and outstanding shares of our common stock. Mark A. Bush resigned as our sole officer and director, and Richard A. Schmidt was appointed to serve as our Chairman and Chief Executive Officer. As a result of the merger, we entered the employee Internet management ("EIM") industry.

OVERVIEW

         We provide EIM products that enable businesses, government agencies, schools and other organizations to monitor, analyze and evaluate reports displaying how their employees use computing resources, including Internet access and instant messaging. Our primary product offering consists of our Stellar IM 3.0 Web Service Edition and our Stellar IM Enterprise Edition, which we refer to collectively in this prospectus as our Stellar Internet Monitoring ("SIM") solutions.

         Our flexible software applications operate in conjunction with our proprietary databases to monitor employee access to websites, employee use of network bandwidth and employee software application use at the desktop. Our SIM solutions enable businesses to rapidly implement and configure Internet access policies for specific groups, user types and individuals within an organization. Our flexible and easy-to-use solutions capture information on Internet usage and store it on our remote secured servers. We monitor employees' Internet activity without restricting the employees' access to web sites. We then consolidate and review Internet traffic information with sophisticated rule-based systems for compliance with policies established by our customers. Business managers are then notified when a violation has occurred, and have the option of running a detailed graphical report displaying the aggregate Internet activity for the employees monitored. Our products are easy to deploy and use, and have minimal impact on an organization's information technology department. In addition, our products require no additional hardware or software, can grow with our customers as they expand and support a broad range of network platforms, including proxy servers, firewalls and other network appliances and software.

INDUSTRY BACKGROUND

         As a highly flexible network capable of carrying almost any type of digital traffic, the Internet continues to evolve as a critical business tool and an important communications and commerce platform for enterprises worldwide. As part of their overall business strategies, many organizations are using the Internet to utilize business applications that are accessed over their corporate networks. Companies utilize the Internet to optimize their extended supply chains, automate their sales forces, track shipments and communicate with employees, customers, partners and suppliers. Due to the efficiencies, cost-savings and competitive advantages that can be gained by leveraging the Internet, many businesses are continuing to build out their computer networks and information technology infrastructure. In order to accommodate a significant number of simultaneous users and the increasing volume of data transfer associated with enterprise Internet use, many organizations continue to make substantial investments in wide-bandwidth connections such as dedicated T-1 lines, enabling high-speed Internet access.

         The Internet has also become a highly popular consumer medium for communication, entertainment, information and commerce. Market research firm International Data Corporation ("IDC") has projected that the number of corporate Internet users worldwide will grow to more than one (1) billion by 2004. This rapid adoption of the Internet has been accompanied by remarkable growth in the number of consumer-oriented content and commerce websites and by an expanding assortment of web-based consumer services and applications. Internet users today have the ability to communicate through e-mail and instant messaging, retrieve news and information from numerous Internet sources, download music, movies and other high-bandwidth content, share files over peer-to-peer networks, make online purchases of goods and services ranging from books to airline tickets, and generally access a broad range of non-business content and commerce websites. As the rapid evolution of Internet technology and web content continues, the amount and types of data, as well as the way people access it, has increased, creating growing challenges for employers.

         Internet access in the workplace is fast, convenient and essentially free to employees. In general, employees enjoy quicker and relatively unrestricted Internet access from their work desktop computers. As a result, many employees use their employers' computing resources for recreational "web surfing," peer-to-peer file sharing, downloading of high-bandwidth content, instant messaging and other personal matters during business hours. However, this unmanaged non-business use of company computing and network resources, including Internet access, can result in increased risk and cost to the employer, including lost employee productivity, increased network bandwidth consumption, increased network security risks, and potential legal liability. Additionally, an employee's use of websites that offer free software downloads, pirated software and peer-to-peer applications may introduce spyware and other malicious code to the employee's desktop and to the corporate network, placing valuable corporate data at risk. In recent years, the rapid rise in the use of instant messaging and peer-to-peer file sharing in the workplace has created new conduits for viruses and malicious code that bypass traditional network security measurer. All of these factors can contribute to higher costs for companies that make computing and network resources available to their employees.

         Traditionally, employers have attempted to mitigate the legal liability, productivity and bandwidth waste risks through written policies governing acceptable employee use of computing resources, and protect against security risks with a combination of external firewalls and anti-virus software. With the growth in multi-media content, the proliferation of blended viruses and the rapid increase in employee use of instant messaging and peer-to-peer file sharing, employers are finding that these measures are increasingly inadequate. Written Internet access and software application use policies are easily ignored, difficult to enforce and often require manual review of log files, which is both cumbersome and time-consuming. Because this method of enforcement does not proactively curtail undesirable Internet and software application usage, employers are forced to take potentially costly disciplinary actions after the fact. Firewalls can provide protections against external threats such as hacking, but do little to prevent employees from accessing unauthorized data from within an organization. Anti-virus software provides protection from e-mail borne viruses, but does not prevent the possible theft or corruption of corporate data by spyware and offers only limited protection against viruses that proliferate via peer-to-peer networks and instant messaging.

         To address these problems, businesses are recognizing the need for a proactive approach to managing employee use of the Internet and computing resources, as well as the need to layer security and policy enforcement measures across multiple network access points, including the Internet gateway, the internal network infrastructure and employees' desktops. In the past, many businesses have sought products that enable them to proactively manage their employees' Internet access through filtering of URLs. Early Internet filtering software for the enterprise was largely derived from products that were originally developed to help parents prevent their children from accessing adult content at home or in schools, and used keyword matching and dynamic page review to block content. These products, and other more recent products, are limited to filtering of website URLs and do not address the evolving nature of Internet use with the accompanying rise in the use of instant messaging and peer-to-peer file sharing. Additionally, they typically lack the ability to meet the needs of growing organizations, cannot operate on multiple network platforms, do not provide the flexibility required by management and can be labor-intensive to deploy, consuming valuable information technology resources. Moreover, these applications generally do not operate in conjunction with a comprehensive database that is consistently refreshed and as effective.

         Workplace management of non-business-related use of computing resources and Internet access is becoming an increasingly important priority for organizations because of its impact on employee productivity, network bandwidth consumption, network and data security and potential legal liability. IDC estimates that between 30 and 40 percent of all internet use in the workplace is not related to business and that the EIM market will grow to $750 million by the end of 2004. Given the necessity of corporate Internet access and consumers' continuing adoption of the web as a mass communication, entertainment, information and commerce medium, we believe there is a significant opportunity for an EIM solution that effectively addresses the needs of businesses to manage employee usage of the computing environment, including Internet access and desktop application use. Additionally, although the web and e-mail are the primary drivers of Internet traffic today, the rapid emergence of Internet-enabled applications creates the need for software that applies management policies to file types, applications and protocols, as well as web pages, at multiple points on the network. Software tools are needed to implement policy-based bandwidth management and regulation of applications such as instant messaging, peer-to-peer file exchange tools, interactive games and desktop software applications. These solutions must also be adaptable enough to mange new applications and technologies as they are developed.

         Most recently, certain of our closest competitors have been offering software applications that enable managers to select the types of Internet content and applications they wish to allow, block or continue employee access to, based on the database categories they have defined. The software applications are loaded onto the customers' servers and are monitored by the customers' information technology ("IT") staff. Their software applications categorize websites in a URL database, and then classify them into different categories to enable organizations to determine the types of Internet content that are appropriate for their workplace culture. Their software applications allow managers to permit or deny Internet access based on the employee, type of user, time of day, amount of personal surfing time and type of content being accessed.

EMPLOYEE INTERNET MANAGEMENT SOLUTIONS

         We believe that it is virtually impossible for any database, no matter how "state-of-the-art," to keep up with this rate of growth. Contrary to other software applications, our software applications enable businesses to monitor employee access to websites, employee use of network bandwidth and employee software application use at the desktop, without restricting the employees' access to web sites. In addition, our SIM solutions capture information on Internet usage and store it on our remote secured servers that we maintain, rather than requiring that customers load the applications onto their servers and maintain it. We then consolidate and review Internet traffic information with sophisticated rule-based systems for compliance based on the policies that businesses have implemented. Business managers are then notified when a violation has occurred, and have the option of running a detailed graphical report displaying the aggregate Internet activity for the employees monitored. Our products are easy to deploy and use, and have minimal impact on an organization's information technology department. In addition, our products require minimal hardware, can grow with our customers as they expand and support a broad range of network platforms, including proxy servers, firewalls and other network appliances and software.

         Our SIM solutions enable organizations to analyze, report and manage how their employees use the Internet, the network and their desktop computers. Our primary products consist of our Stellar IM 3.0 Web Service Edition and the Stellar IM Enterprise Edition. Each product gives organizations the ability to implement customized Internet access and use policies for different users and groups within the organization, and supports the organization's efforts to improve employee productivity, conserve network bandwidth, enhance network security and mitigate potential legal liability.

         The principal benefits of our products include:

         Enhanced Network and Data Security. Our SIM solutions add an additional layer of protection to an organization's network and data security by monitoring employee access to security-risk web sites such as those containing malicious mobile code or spyware. This allows an organization to proactively reduce the risk of malicious mobile code attacks - such as web-based worms, viruses, Visual Basic scripts and more - and prevent back-channel communication of important corporate or personal data by spyware programs.

         Increased Employee Productivity. Our software gives businesses the ability to more effectively manage employees' use of corporate computing resources, including Internet access, application use at the desktop and network bandwidth, thereby reducing non-productive use of these assets by employees. Our SIM solutions enables organizations to identify the pattern and scope of employees' Internet use, and to manage access to non-business related content and applications such as instant messaging. In addition, our software allows managers to monitor employee use of the Internet based on the employee, type of user, time of day, amount of personal surfing time and type of content being accessed, without denying the employee's access to the Internet.

         Conservation of IT Resources. We believe our SIM solutions allow organizations to reduce bandwidth consumption by managing personal Internet use and access to websites, in particular those that may contain bandwidth-intensive content, such as streaming audio and video, MP3 music files, multi-player games and other new media. Our SIM solutions further enhance bandwidth management capabilities by monitoring network usage in real-time and by allowing employee access management based on bandwidth thresholds. Reducing the bandwidth consumed by non-business-related Internet traffic allows an organization to use its network more efficiently and effectively, and helps ensure that bandwidth is available for mission-critical business applications such as voice-over-IP. In addition, by monitoring access to bandwidth-intensive content, organizations are able to save valuable network storage from being cluttered with MP3s, images and other files. This avoids costs arising from the need to buy additional networking equipment or storage servers.

         Reduced Exposure to Potential Legal Liabilities. Our SIM solutions support organizations' efforts to reduce exposure to legal liability resulting from the improper use of the Internet in the workplace. By implementing our products in conjunction with an overall corporate Internet usage policy, organizations can proactively curtail access to objectionable Internet content such as adult entertainment, illegal activities, hate and racism.

         In addition to the above benefits, our SIM solutions include several analysis and reporting capabilities to provide managers and IT administrators with multiple options for identifying, analyzing and reporting on Internet and activity and the risks associated with employee computing. These options include a full-featured reporting engine with pre-defined and customizable report templates, a real-time analyzer that provides a current view of network activity and browser-based reporting tools that allow non-technical managers to view Internet and application use data. In addition, our SIM solutions are designed to have minimal impact on network performance by eliminating the need for customers to install our applications on their servers and maintain them. Our SIM solutions may be used on a broad range of network platforms, and work with popular proxy servers, firewalls, cache engines, switches and routers.

PRODUCTS AND SERVICES

         Our SIM solutions are comprised of two (2) different product offerings, each tailored to a different customer target group. These product offerings consist of Stellar IM 3.0 Web Service Edition and Stellar IM Enterprise Edition. A description of each of these products is provided below.

Stellar IM 3.0 Web Service Edition

         Stellar IM 3.0 Web Service Edition is geared towards small to medium sized organizations of no more than approximately 2,000 employees. Stellar IM
3.0 Web Service Edition is a web-based product that provides organizations with the ability to utilize monitoring and reporting technology without the capital and manpower expenditures necessary to run in-house solutions. Stellar IM Web Service Edition requires only a small application to run at a customer's site while the "work" is performed on SIM servers, utilizing SIM's manpower and network bandwidth to process the data. Users simply logon via a secure web site to view their data using real-time reports.

         Monitoring both web browsing and instant messaging conversations, Stellar IM 3.0 Web Service Edition is a robust monitoring tool that provides management with the information that they need, when they need it in real time. E-mail alert notification is one of the many features available within Stellar IM 3.0 Web Service Edition, providing management with a break-down of people and computers that have violated the organization's Internet usage policy.

         Stellar IM 3.0 Web Service Edition offers a wide range of functions and key features including:

   o web-based reporting that eliminates the need for IT professionals to generate reports for managers, thus allowing them to concentrate on their core responsibilities;

   o secure, real-time reports that can be viewed online from any computer in the world, giving management the ability to view company activity while out of the office;

   o data storage, processing and reporting that is performed on SIM's servers, saving organizations expenditures on IT resources and equipment costs; and

   o alert notifications that provide managers with automated e-mails that contain a list of violations by their employees.

         Stellar IM 3.0 Web Service Edition monitors, reports and alerts on web browsing and instant messaging conversations for all major instant messaging protocols, including AOL, Yahoo and MSN. Activity can be viewed for employees and departments via real-time reports while alerts can be created to flag web sites and instant messaging words or phrases that managers deem inappropriate. Alert setup is unique to each organization and can be altered by an organization's managers as needed. Stellar IM 3.0 Web Service Edition also offers instant messaging archiving for businesses that are required to record and store their messages.

Stellar IM Enterprise Edition

         Stellar IM Enterprise Edition is geared towards businesses with more than 2,000 employees that have fully equipped data centers and Oracle certified staff members. Stellar IM Enterprise Edition is a state-of-the-art enterprise solution that provides IT staff with full control of our SIM database, security and employee access to information. It provides managers with quick, reliable reporting on employees' use of the Internet rather than restricting access to useful websites. Comprehensive activity reports can be generated from the collected data and used to develop and enforce Internet usage policies as well as reward productive employees. The enterprise solution provides IT staff with the in-house capabilities to fully manage our Stellar IM database.

         Stellar IM Enterprise Edition offers a wide range of functions and key features, including:

System Features

   o     the use of a high-speed, secure, industry standard Oracle database;

   o     Secure encrypted information transfer;

   o     a centrally monitored application service provider environment;

   o accessibility via a web browser over the Internet from anywhere in the world through secure socket layer ("SSL") connections to our servers;

   o multiple logons for each organization, each with their own security access restrictions;

   o     remote recording of Internet usage on our servers; and

   o     support for multiple languages.

Monitoring

   o monitoring of Internet usage on virtually every computer in an organization;

   o monitoring of web browsing and instant messaging for compliance with human resource Internet usage policies;

   o distribution of monitored data to our servers using proprietary encrypted data streams, ensuring a high level of security for an organization's information;

   o consolidation and review of monitored data for compliance based on policies the organization has implemented; and

   o Access to the monitored information through a standard SSL-enabled web browser.

Alerts

         Alerts may be used to help monitor activity on an exception basis so that managers don't have to sift through tedious logs to determine if or when employees have broken the organization's Internet usage policy. Managers can receive detailed information about each violation, including:

   o     which user visited which web site;

   o     information about the web sites visited;

   o alerts if a violation of the organization's Internet usage policy occurs;

   o     drill down viewing of violations;

   o     ability to sort violations by alert type and date range; and

   o     e-mail notification of any alerts.

Secure Reporting

   o enterprise-wide reporting based on the corporate organization hierarchy;

   o departmental level management reports, including text and graphical reports, reports by physical location and reports by organizational level;

   o secure distribution of reports and alerts to department managers with security at every level to ensure that mangers can only access their direct employees' usage;

   o conversion of hits and time spent online to a cost based on an employee's hourly wage; and

   o enhanced customized alert categories to allow managers to be notified via e-mail of specific violations in their department.

         Upon an organization's selection of either our Stellar IM 3.0 Web Service Edition or our Stellar IM Enterprise Edition, a monitoring program is installed on one (1) computer on the organization's network. The program monitors the Internet traffic that the organization wants to monitor, filters the information, encrypts the information, then sends small summary information packets of all Internet usage by the organization's employees to our servers. The data is collected and stored in our database behind our firewall. The data is then available for managers of the organization to view through our secure applications by means of a standard SSL-enabled browser.

         To be able to use our SIM solutions, an organization must meet the following minimum system specifications:

   o     Operating system: Windows NT, Windows 2000 or Windows 2003;

   o Central processing unit: Pentium II 300 megahertz or greater recommended;

   o     Memory: 128 megabytes of RAM or greater recommended; and

   o Internet browser: For certain services, Microsoft Internet Explorer 5.0 or greater.

In addition, the organization must have an internal computer network and constant access to the Internet.

TECHNOLOGY

         Our SIM solutions comprise a server-based system designed to function in networks of virtually any size and configuration. Our SIM solutions are composed of a system of analyzing, reporting and managing applications integrated in a proprietary central policy engine. We use a process of automated content assessment and classification with manual verification to gather and classify new websites and applications for our databases. Our automated search technology uses Java-based tools and proprietary algorithmic classification systems to automatically search the Internet to identify and catalog websites. It is designed to accommodate network growth without impairing performance or requiring major infrastructure modifications and can scale to support networks of a virtually unlimited number of users on a single server and networks of virtually any size using multiple servers. We have designed our products to run on multiple network platforms and in multiple locations. Our SIM solutions integrate with major firewalls, proxy servers, caching engines, network switches and routers.

STRATEGY

         Our strategy is to maintain and strengthen our position in the market for EIM products and services. Key components of our strategy include the following:

         Increase Sales to Existing Customers. Many of our customers are organizations with hundreds or thousands of Internet-enabled employees. In most cases, these customers initially deploy our SIM solutions in one or two internal departments and pay licensing fees based only on the number of Internet users in those departments. We believe that there is a large opportunity to sell our existing customers licenses for additional Internet users within their organizations. We intend to aggressively pursue renewals of existing licenses and enterprise-wide deployment of our SIM solutions within our existing customer base.

         Aggressively Leverage Indirect Sales Channels. We currently have relationships with over 30 value-added resellers that focus on the U.S. market. Our indirect sales channels accounted for more than 80% of our licensing revenue for the year ended December 31, 2003. We intend to increase these channels through our Stellar Partner Channel Program and, accordingly, expect that the percentage of our total sales derived from our indirect channels will increase in the future. We also plan to improve the productivity of our existing value-added resellers through lead development, marketing support, sales assistance and training. We intend to aggressively leverage and expand our indirect sales changes in both the domestic and international markets, through recruitment programs and our Stellar Partner Channel Program.

         Expand Our Customer Base. Our products have been deployed in more than 100 organizations worldwide. We believe our large installed based of customers provides our products with market credibility, and we intend to leverage this credibility to further our market penetration. To address opportunities abroad, we intend to continue to increase the number of international resellers participating in our Stellar Partner Channel Program. Given the relatively higher costs of Internet access in many foreign markets, we believe that the need to mange employee Internet use will be cost-driven.

         Expand Our SIM Solutions Product Offering. We intent to continuously develop and update our software and database in order to keep current with the evolution of EIM technology. We plan to offer our customers enhanced reporting and management applications for our SIM Solutions and intend to provide additional software features that address additional categories of worker productivity and enterprise bandwidth consumption. We also intend to acquire additional EIM technologies complementary to our SIM solutions to expand the breadth of our product offering.

         Develop and Maintain Leading EIM Processes and Technologies. We intend to continue developing proprietary processes and technologies that give us what be believe is a distinct advantage over our competitors. We believe our competitive advantage lies in the ability of our SIM solutions to enable organizations to monitor employee access to websites, employee use of network bandwidth and employee software application use at the desktop, without restricting the employees' access to web sites, as well as the ability of our SIM solutions to capture information on Internet usage and store it on our remote secured servers that we maintain, rather than requiring customers to load the applications onto their servers and maintain it themselves. We intend to continue to develop software and technology that will facilitate the integration of our products with the systems of our customers and Internet infrastructure providers. We believe that this will enable us to offer our products to a broader customer base than our competitors.

         Work Closely With Internet Infrastructure Providers. We intend to continue to work closely with Internet infrastructure providers and to continue to modify our software to integrate with these providers' products. We also intend to continue to work with these providers to migrate our software applications deeper into the network infrastructure, from proxy servers, firewalls and cache engines, to network routers. In addition, we plan to continue to sponsor co-marketing programs with these companies to associate our SIM solutions with their established brands so as to further enhance our market position.

SALES, MARKETING AND DISTRIBUTION

         We sell our products and services through direct channels and through indirect channels comprising a network of more than 30 value-added resellers. Our channel sales efforts are coordinated worldwide through a sales team of seven (7) individuals. We derive substantially all of our revenues from licensing fees that we receive upon the sale of our SIM solutions. Our customers generally enter into licensing agreements with us that are typically 12, 24 or 36 months in duration and for a fixed number of users. We promptly invoice customers for the full amount of their license at the time the license is activated. Payment is due generally within 30 days of the invoice for the full term of the license. We record amounts billed to customers in excess of recognizable revenue as deferred revenue on our balance sheet.

         Our marketing strategy is to raise awareness of the potential risks associated with unmanaged employee use of corporate computing resources, generate qualified sales leads for our channel partners and increase recognition of SIM as a provider of EIM solutions. Our marketing efforts are targeted toward business executives, including information technology professionals, chief executives, upper-level management and human resource personnel. We actively manage our public relations programs, communicating directly with technology professionals and the media in an effort to promote greater awareness for the growing problems caused by employee misuse of the Internet and other computing resources at work. We also provide potential customers and channel partners with free trials of our SIM solutions, typically for 30-day periods. Our additional marketing initiatives include:

   o advertising online and in high-technology magazines, management journals and other business-oriented periodicals;

   o     participating in and sponsoring trade shows and industry events;

   o hosting regional and international seminars, webinars and training sessions for our sales organization and reseller partners, as well as customers and prospects;

   o participating in cooperative marketing efforts with our Internet infrastructure partners including web link exchanges, joint press announcements, joint trade show activities, channel marketing campaigns, road shows and seminars;

   o conducting speaking engagements on topics of interest to our customers and prospects;

   o using our website to communicate with our indirect sales channels, and provide product and company information to interested parties; and

   o providing and distributing soft- and hard- copy materials on our company, products, solutions, technologies, partnerships and benefits.

         Our strategic vision is to build long-term partnerships with our customers that help our customers maximize the success of their businesses. In furtherance of this, we have designed and implemented the Stellar Partner Channel Program to allow our reseller and partner channel to be our primary source of sales of our SIM solutions to our customers. The purpose of this program is to reward our service partners for both the initial sale of our SIM solutions to a customer and the monthly recurring revenue streams generated by such customer's continued use of our SIM solutions. We believe that this provides a valuable incentive to our reseller partners to market our products and services to their customer base.

         Our service provider network is comprised of managed security, network and human resource companies that work with us towards delivering quality, online service solutions to our customers. Our reseller partner network consists of resellers worldwide that resell our SIM solutions to their customer base. We provide our reseller partners with a compensation model that enables them to earn monthly annuity income from us. We also provide our reseller partners with numerous benefits designed to incentivize them to present our SIM solutions to their customer base, including:

   o discounted in-house use of our SIM solutions and free technical support for in-house use of our SIM solutions;

   o sales and marketing support, including sales tools such as white papers, Internet usage audit reports, Internet abuse fact sheets, brochures and other materials designed to assist them in selling our SIM solutions;

   o a web-based reseller tutorial designed to help our resellers in understanding the benefits of our SIM solutions;

   o access to our regional partner managers to assist our resellers in qualifying leads, sales calls, conference calls, volume pricing and other support in presenting our SIM solutions to potential customers; and

   o access to marketing opportunities in advertising, trade shows and similar media where our SIM solutions can provide visibility for our partners.

CUSTOMERS

         Our more than 100 customers range in size from companies with as few as 100 employees to Global 1000 companies, and include government agencies and educational institutions. As of December 31, 2004, these customers had subscribed to a total of approximately 45,000 seats. For the year ended December 31, 2003, with the exception of one (1) customer which accounted for 14% of our total revenues, none of our customers accounted for more than ten percent (10%) of our total revenues.

         Some of our key customers include the following:

   o     CentraCare, Inc.;

   o     Char-Broil - W.C. Bradley Holding Company;

   o     Central DePage Healthcare;

   o     Comtech Telecommunications Corp.;

   o     Cook County Government, Chicago, Illinois;

   o     Shutts & Brown, LLP; and

   o     Coconut Grove Bank.

CUSTOMER SERVICE, TRAINING AND SUPPORT

         We believe that superior customer support is critical to retaining and expanding our customer base. Our technical support group provides dependable and timely resolution of customer technical inquiries and is available to customers by telephone, e-mail and over the web, and our training services group delivers education, training and pre-sales support to our customers. We also offer online training to our customers and resellers to provide them with the knowledge and skills to successfully deploy, use and maintain our products. Our customer service team is responsible for handling general customer inquires, answering questions about the ordering process, updating and maintaining customer account information, investigating the status of orders and payments, as well as processing customer orders. In addition, our customer service team proactively updates customers on a variety of topics, including release dates of new products and updates to existing products.

COMPETITION

         The market for our products is fragmented, highly and increasingly competitive, quickly evolving and subject to rapid technological change. Increased competition may result in reduced market acceptance of our products, pricing pressure and reduced gross margins, any of which could seriously harm our business. Competitors vary in size and in scope and breadth of the products and services they offer. Our current principal competitors include:

   o companies offering network filtering products, such as Websense, SurfControl, Tumbleweed, Secure Computing, Symantec, 8e6 Technologies, Webwasher, Elron and Cerberian;

   o companies offering network reporting products, such as NetIQ and Wavecrest Computing; and

   o companies integrating URL filtering into specialized security appliances, such as SonicWALL and Internet Security Systems.

         We also face current and potential competition from vendors of Internet servers, operating systems and networking hardware, many of which now or may in the future develop and/or bundle EIM or other competitive products with their offerings. We compete against and expect increased competition from anti-virus software developers, traditional network management software developers and web management service providers. We may face new competition from companies offering quality of service solutions, such a Packeteer; companies with a direct presence on computer desktops, such as Microsoft; and companies offering desktop management solutions, such as Altiris.

         Many of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing or other resources than we do. They may have significantly greater name recognition, established marketing relationships and access to a larger installed base of customers. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the functionality of their products to address customer needs. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

         We believe that the principal competitive factors in the market for our products include:

   o a product's ability to scale and support the requirements of complex networks;

   o the robustness of the solution, allowing management of emerging software and Internet applications, protocols and URLs;

   o     the use of a large and professionally maintained database;

   o     the breadth of the product offering;

   o the depth of the product's monitoring, reporting and analysis capabilities;

   o the capacity of an industry participant to integrate with key network providers;

   o     the quality of customer support provided by the industry participant;
         and

   o     the price at which the products are offered to customers..

INTELLECTUAL PROPERTY RIGHTS

         Our intellectual property rights are important to our business. We rely upon confidentiality procedures and contractual provisions to protect our proprietary technology and our SIM brand. Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information.

         We do not have any trademark registrations for our SIM brand or patents relating to our proprietary technologies, nor do we have any applications for such rights pending. We intend to apply for legal protection for certain of our intellectual property in the future. However, we can provide no assurance that we will receive such legal protection or that, if received, such legal protection will be adequate to protect our intellectual property rights.

RESEARCH AND DEVELOPMENT

         We have invested significant time and resources in creating a structured process for undertaking product and database development projects. Members of our research and development department are involved with database production, software development, validation and testing, documentation and research. They work as part of cross-disciplined teams designed to provide a framework for defining and addressing the activities required to bring product concepts and development projects to market successfully. Research and development expenses totaled $54,203 for the three months ended March 31, 2004 and $138,349 for the year ended December 31, 2003. We did not incur any research and development expenses for the year ended December 31, 2002 as we had not yet commenced any such activities.

EMPLOYEES

         As of June 3, 2004, we had 15 employees. Of this number, 14 were full-time employees and 1 was a part-time employee. None of our employees are represented by a labor union, and we have never experienced a work stoppage. We believe that our relations with our employees are good.

PROPERTIES

         Our corporate headquarters and principal offices are located at 5633 Strand Boulevard, Suite 318, Naples, Florida 34110, where we lease approximately 1,500 square feet of space for a monthly rent payment of approximately $2,200. This lease expires in August 2004. We lease additional office space at 10621 Airport Road #3, Naples, Florida 34109, where we lease approximately 1,900 square feet of space for a monthly rent payment of approximately $2,600. This lease expires in December 2006. We believe that our office space is adequate to support our current operations and that adequate additional space is available to support our operations over the next 12 months.

REGULATORY AND LEGISLATIVE ISSUES

         As use of the Internet has become more prevalent and various negative issue associated with the Internet have received increasing amounts of publicity, there has been a correspondingly greater amount of governmental attention directed to the Internet in the United States Congress and elsewhere. While various pieces of legislation regulating different aspects of the Internet and Internet-related activity have been proposed, to date there has been no legislation enacted that places any direct and substantial regulatory burden on us. Nonetheless, we anticipate further attempts to regulate internet-related activity in the future, some of which may impose substantial burdens on our ability to do business.

LEGAL PROCEEDINGS

         We are not currently a party to any material legal proceedings. We may from time to time become involve in litigation relating to claims arising in the ordinary course of our business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following chart sets forth certain information about each director and executive officer of the Company.

        Name                  Age                         Positions Held
        ----                  ---                         --------------

Richard A. Schmidt            60         Chairman, Chief Executive Officer, Treasurer and Secretary

Donald R. Innis               57         President

         The following is a brief summary of the business experience of each of the above-named individuals:

         Richard A. Schmidt, age 60, has served as our Chairman, Chief Executive Officer, Treasurer and Secretary since January 2004. Mr. Schmidt was the founder and Manager of Stellar Venture Partners, LLC from it formation on March 13, 2000 until its merger with the Company in January 2004. Since May 1995, Mr. Schmidt has served as the President and Chairman of the Board of MAS Services, Inc., a holding company with investments in entities involved in the publishing industry. In his position as President of MAS Services, Inc., Mr. Schmidt is the author of and investment strategist for the "Stellar Stock Report," an investment advisory publication with over 13,000 paid subscribers, and is the author of and investment strategist for the stellarstockreport.com, an Internet financial website. Prior to founding MAS Services, Inc., Mr. Schmidt held the position of General Manager with several Fortune 500 companies, including Evans Products, Caterpillar Tractor Company and Echlin Manufacturing, where he specialized in start-ups, turnarounds, mergers and acquisitions and divestiture activities. Mr. Schmidt graduated from Bradley University in Peoria, Illinois in 1966 and has participated in advanced management curricula and executive enhancement programs at the business schools of Roosevelt University, Ohio State University and Harvard University.

         Donald R. Innis, age 57, has served as our President since February 2, 2004. Mr. Innis has over 25 years of senior management experience with many Information Technology solution companies and is recognized as an expert on encryption and data security. He served as the President of Control Break International Corporation ("Control Break"), a developer of data encryption software, from April 2003 to February 2004, during which time the company's revenues increased over 800% from the previous year. Beginning in 1987, Mr. Innis served as President of Inware Corporation, a developer of enterprise software that he founded. In 1998, Inware was acquired by Allen Systems Group ("ASG"), a provider of software to global Fortune 1000 companies, at which time he joined ASG and served as Senior Vice President of Worldwide Sales and Support until April 2003. During his time at ASG, the company's annual revenues grew from $5 million to more than $200 million. Between 1985 and 1987, Mr. Innis served as the Chief Executive Officer of Fisher International, a company he founded that was a pioneer in the electronic mail and PC access control and encryption industry. Mr. Innis began his career in technology as a computer system designer for General Motors Corporation after receiving a Bachelor of Science degree in mathematics with a minor in economics from Otterbein College.

BOARD OF DIRECTORS

         Richard A. Schmidt is our sole director and will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified. Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the Board. We do not currently have any committees of our board of directors.

DIRECTORS COMPENSATION

         Members of our board of directors receive no compensation for serving on our board of directors, except that each director is entitled to be reimbursed for the reasonable costs and expenses incurred in attending Board meetings.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid to or accrued by the executive officers named below during the fiscal years ended June 30, 2003, 2002 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                                       Securities
Name And                                 Fiscal                        Underlying
Principal Position                        Year       Salary ($)        Options (#)      All Other Compensation ($)
------------------                        ----       ----------        -----------      --------------------------
Mark A. Bush (1)                          2003         -0-                   -0-                    -0-
Former President, Treasurer and
Secretary

Gerald T. Harrington (2)                  2003         -0-                   -0-                    -0-
Former President, Treasurer and
Secretary

Stephen P. Harrington (3)                 2003         -0-                   -0-                    -0-
Former President, Treasurer and
Secretary

(1) Mark A. Bush served as our President, Treasurer and Secretary from March 26, 2003 until January 15, 2004.

(2) Gerald T. Harrington served as our President, Treasurer and Secretary from September 17, 2002 until March 26, 2003.

(3) Stephen P. Harrington served as our President, Secretary and Treasurer from July 1, 2002 until September 17, 2002.

         Richard A. Schmidt, our current Chairman, Chief Executive Officer, Treasurer and Secretary, receives a salary of $240,000 per annum. Donald R. Innis, our current President, receives a salary of $200,000 and received an option to acquire 242,500 shares of our common stock at an exercise price of $1.76 per share in connection with his appointment as our President. The terms of Mr. Innis' compensation arrangement with us are described below under the caption "Employment Agreements."

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

         We did not grant any stock options or stock appreciation rights to any of our named executive officers during the fiscal year ended June 30, 2003.

                       AGGREGATED OPTION/SAR EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         No stock options or stock appreciation rights were exercised by any of our named executive officer during the fiscal year ended June 30, 2003, and no options were issued and outstanding at the end of such fiscal year.

            LONG-TERM INCENTIVE PLANS AND AWARDS IN LAST FISCAL YEAR

         We did not have any long-term incentive plans in effect during the fiscal year ended June 30, 2003, and thus, did not make any awards under any such plan to any of our named executive officers during such fiscal year.

EMPLOYMENT AGREEMENTS

         We have entered into a letter agreement with Donald R. Innis pursuant to which Mr. Innis was appointed our President effective February 1, 2004. The letter agreement provides for an annual base salary of $200,000 and, if employment is terminated involuntarily, severance in an amount equal to the amount of salary received by him during the three (3) most recent complete months of employment with us. The letter agreement also provided that we would grant Mr. Innis a stock option exercisable into that number of shares of our common stock equal to one percent (1%) of the number of shares of our common stock issued and outstanding on the date of grant. The letter agreement contains no specific term of employment and may be terminated by either us or Mr. Innis at any time with or without cause.

         On February 4, 2004, pursuant to the terms of the letter agreement, we issued Mr. Innis an option to purchase 242,500 shares of our common stock. The option was issued at an exercise price of $1.76, the last sales price of our common stock as reported on the OTC Bulletin Board on the date of grant. The option has a term of ten (10) years and vests one year from the date of grant. The terms of the option provide that if, at any time while the option is outstanding and unexpired, we become a party to a reorganization, merger or consolidation in which the shares of our capital stock are converted into other property, whether in the form of securities, cash or otherwise, then, as a part of such transaction, the option will be exercisable into the kind and number of shares of common stock or other securities or property otherwise receivable upon such transaction by a holder of the number of shares of our common stock that might have been purchased upon exercise of the option immediately prior to such transaction.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of June 3, 2004, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the SEC and our stock transfer records, may be deemed the beneficial owner of more than five percent (5%) of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group. The beneficial owners set forth below have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of 5633 Strand Boulevard, Suite 318, Naples, Florida 34110.


                                          Amount and Nature
                                            of Beneficial        Percentage
Name and Address of Beneficial Owner        Ownership (1)       of Class (1)
------------------------------------        -------------       ------------
MAS Services, Inc.                           3,600,000              14.2%

Richard A. Schmidt                           3,600,000 (2)          14.2%


(1) This table has been prepared based on 25,428,523 shares of our common stock outstanding as of June 3, 2004.

(2) Represents shares held of record by MAS Services, Inc., for which Mr. Schmidt has sole voting and investment power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In August and September, 2002, we borrowed a total of $475,000 from Endeavour International Corporation, f/k/a Continental Southern Resources, Inc. ("Endeavour"), an oil and gas exploration company, pursuant to unsecured 10% promissory notes. On October 5, 2002, we entered into an assignment and release agreement with Endeavour pursuant to which we assigned to Endeavour our rights under a secured promissory note issued by an unrelated third party in full satisfaction of the $122,500 balance that then remained payable under the notes. At the time of the assignment and release, Gerald T. Harrington was our sole officer and director, and Stephen P. Harrington, who is Gerald T. Harrington's brother, was the President and Chairman of the board of directors of Endeavour.

                         MARKET FOR OUR COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our common stock currently trades on the OTC Bulletin Board under the symbol "SLLR". The following table sets forth the range of high and low bid prices for shares of our common stock on the OTC Bulletin Board for the periods indicated, as reported by Nasdaq. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

         Fiscal Year Ended June 30, 2004              High             Low
         -------------------------------              ----             ---

         Quarter ended March 31, 2004                 $6.00           $1.12
         Quarter ended December 31, 2003               1.60            1.00
         Quarter ended September 30, 2003              4.80            0.88

         Fiscal Year Ended June 30, 2003              High             Low
         -------------------------------              ----             ---

         Quarter ended June 30, 2003                  $7.00           $4.80
         Quarter ended March 31, 2003                 12.00            7.00
         Quarter ended December 31, 2002              13.20            4.84
         Quarter ended September 30, 2002             16.40            5.20

          Fiscal Year Ended June 30, 2002             High             Low
          -------------------------------             ----             ---

         Quarter ended June 30, 2002                 $18.00          $11.60
         Quarter ended March 31, 2002                  0.01            0.01
         Quarter ended December 31, 2001               0.01            0.01
         Quarter ended September 30, 2001              0.01            0.01

         The last price of the Company's common stock as reported on the OTC Bulletin Board on June 3, 2004, was $3.25 per share.

HOLDERS

         As of June 3, 2004, the number of stockholders of record of our common stock was 68. Based on broker inquiry conducted in connection with the distribution of proxy solicitation materials in connection with our special meeting of shareholders on March 11, 2004, we believe that there are approximately 1,600 beneficial owners of our common stock.

DIVIDENDS

         We have not paid any cash dividends on our common stock to date, nor do we intend to pay any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to finance the operation and development of our business.

TRANSFER AGENT

         The transfer agent for our common stock is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania, 19003, (610) 649-7300.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 25,428,523 are currently outstanding. Holders of our common stock have equal rights to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Holders of our common stock are entitled to one (1) vote per share and do not have cumulative voting rights. In the event of our liquidation, holders of our common stock are entitled to share ratably in the net assets available for distribution to security holders, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

          Pursuant to, and within the limits and restrictions provided in, our articles of incorporation, our board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock, $.001 par value per share, of which none are outstanding. Our board of directors may issue this stock in one or more series and may fix the rights, preferences, privilege and restrictions of each series of preferred stock. Some of the rights that our board of directors may designate include the dividend rights, conversions rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. Our board of directors may determine the number of shares constituting any series and the designation of such series. Any or all of the rights and preferences selected by our board of directors may be greater than the rights our common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

ANTI-TAKEOVER PROVISIONS OF OUR ARTICLES OF INCORPORATION

         Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock and to fix the rights, preferences, privilege and restrictions of the preferred stock. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us if, for example, our board of directors designates and issues a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders or our common stock or with rights and preferences that includes special voting rights to veto a change in control.

                                  THE OFFERING

         This prospectus covers the public sale of 7,957,966 shares of our common stock to be sold by the selling security holders identified in this prospectus. Of this amount, 600,000 shares are issuable upon the conversion of convertible promissory notes and 3,289,251 shares are issuable upon the exercise of warrants. This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock. Set forth below is a description of the shares of our common stock being registered for resale hereby.

Offering of Units Comprised of Shares of Series A Convertible Preferred Stock and Warrants to Acquire Shares of Common Stock

         On February 29, 2004, we completed a private offering of 2,357,000 shares of Series A Convertible Preferred Stock and warrants to acquire 589,251 shares of our common stock. The shares of Series A Convertible Preferred Stock and warrants were sold in units comprised of one (1) share of Series A Convertible Preferred Stock and one (1) warrant. Each share of Series A Convertible Preferred Stock was convertible into one-half (1/2) of a share of common stock, subject to adjustment, and each warrant was exercisable into one-fourth (1/4) of a share of common stock at an exercise price of $2.40 per share, subject to adjustment. All of the shares of Series A Convertible Preferred Stock converted into shares of common stock on March 11, 2004 pursuant to a mandatory conversion provision.

         This prospectus covers the public resale of the 1,178,500 shares of common stock issued upon conversion of the shares of Series A Convertible Preferred Stock and the 589,251 shares of common stock issuable upon exercise of the warrants.

Issuance of Convertible Promissory Notes, Series A Warrants and Series B
Warrants

         On June 4, 2004, we issued convertible promissory notes ("Convertible Notes"), Series A Warrants to purchase 1,200,000 shares of common stock (the "Series A Warrants") and Series B Warrants to purchase 1,200,000 shares of common stock (the "Series B Warrants"). The principal amount of the Convertible Notes and all accrued interest due thereunder are convertible into shares of common stock at an initial conversion price of $2.50 per share. Each Series A Warrant is immediately exercisable into one (1) share of common stock at an initial exercise price of $2.50 per share, and each Series B Warrant is immediately exercisable into one (1) share of common stock at an initial exercise price of $3.50 per share. In connection with the issuance of the Convertible Notes, we issued warrants to acquire 300,000 shares of common stock to FEQ Investments, Inc. (the "FEQ Warants") in partial payment for certain financial advisory services performed by FEQ Investments, Inc. on our behalf. The FEQ Warrants are exercisable commencing January 1, 2005.

         The conversion price of the Convertible Notes and exercise price of the Series A Warrants and Series B Warrants are subject to downward adjustment in the event that we issue shares of common stock or securities convertible into shares of common stock at a purchase or conversion price less than the conversion or exercise price of the Convertible Notes, Series A Warrants or Series B Warrants. As a result of these provisions, we may be required to issue a greater number of shares of our common stock upon the conversion of the Convertible Notes.

         This prospectus covers the public resale of the 600,000 shares of common stock issuable upon the conversion of the Convertible Notes, the 1,200,000 shares of common stock issuable upon the exercise of the Series A Warrants, the 1,200,000 shares of common stock issuable upon exercise of the Series B Warrants, and the 300,000 shares of our common stock issuable upon the exercise of the FEQ Warrants.

Additional Shares Held by Private Investors

         Since our inception on March 15, 2000, we have issued shares of our common stock in various private offerings. This prospectus covers the public resale of 2,890,215 shares of our common stock issued to such persons.

                            SELLING SECURITY HOLDERS

         The selling security holders identified in the following table are offering for sale 9,157,966 shares of our common stock of which 600,000 are issuable upon conversion of the convertible notes and 4,489,251 are issuable upon exercise of warrants. All of the shares of common stock and warrants were issued to the selling security holders in private placement transactions.

         The following table sets forth as of June 3, 2004:

         o The name of each selling security holder and any material relationship between us and such selling security holder based upon information currently available to us;

         o The number of shares owned beneficially by each selling security holder before the offering;

         o The percentage ownership of each selling security holder prior to the offering;

         o The number of shares offered hereunder by each selling security holder;

         o The number of shares owned beneficially by each selling security holder after the offering; and

         o the percentage ownership of each selling security holder after the offering.

         The information presented in this table has been calculated based on the assumption that all warrants will be exercised prior to completion of the offering, that all shares offered hereby are sold, and that no other shares of our common stock are acquired or disposed of by the selling security holder prior to the termination of this offering. The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investments power with respect to their shares.

                                         Beneficial Ownership of                          Beneficial Ownership of
                                        Selling Security Holders                          Selling Security Holders
                                          Prior to the Offering                             After the Offering
                                      ------------------------------                   -------------------------------

                                                                       Number of
                                                                    Shares Offered
Name of Selling Security Holder           Number         Percent        Hereby              Number          Percent
-------------------------------           ------         -------    --------------          ------          -------
1025 Investments, Inc. (1)                  37,500          *             37,500             ---             ---
Capital Growth Investment                1,325,001        4.98%        1,325,001             ---             ---
   Trust (2)
Coleman Investments, Ltd.                   37,500          *             37,500             ---             ---
Heather Deldebbio                            7,500          *              7,500             ---             ---
Fenmore Consultants, Ltd.                  375,000        1.47%          375,000             ---             ---
FEQ Investments, Inc. (3)                  537,000        2.08%          237,500             ---             ---
FEQ Gas, LLC (4)                           962,000        3.78%          962,000             ---             ---
HHH, III, Inc. (5)                         400,000        1.57%          400,000             ---             ---
IL Resources, LLC (6)                      728,215        2.83%          728,215             ---             ---
Michael Marchisi                            37,500          *             37,500             ---             ---
Michael P. Marcus                          105,000          *            105,000             ---             ---
William Miller                              93,750          *             93,750             ---             ---
Montex Exploration, Inc. (7)             1,000,000        3.93%        1,000,000             ---             ---
Richman Oil and Gas, LLC (8)               750,000        2.86%          750,000             ---             ---
RMS Advisors, Inc. (9)                     200,000          *            200,000             ---             ---
John Seitz                                  75,000          *             75,000             ---             ---
SPH Investments, Inc. (10)                 800,000        3.05%          800,000             ---             ---
SPH Investments, Inc. Profit                                *            237,000             ---             ---
   Sharing Plan (10)                       237,000
TDM Partners, Ltd. (11)                     75,000          *             75,000             ---             ---
Tiho Investments, LLC (12)                  62,500          *             62,500             ---             ---
William Transier                            75,000          *             75,000             ---             ---
Donald L. Vaneck                            37,500          *             37,500             ---             ---


* Represents less than one percent (1%) of our shares outstanding.

(1) These shares were acquired by 1025 Investments, Inc. as partial consideration for certain advisory services provided to the Company in connection with our acquisition of Stellar Venture Partners. The power to vote and dispose of these shares is controlled by Howard M. Appel.

(2)  The power to vote and dispose of these shares is controlled by Vicki Appel.

(3) FEQ Investments, Inc. provides financial advisory services to the Company under a three (3) year agreement that terminates May 30, 2007. The power to vote and dispose of these shares is controlled by Ernest A. Bartlett.

(4) FEQ Gas, LLC is an affiliate of FEQ Investment, Inc., a financial advisor to the Company. The power to vote and dispose of these shares is controlled by FEQ Investments, Inc., the sole officer and director of which is Ernest
     A. Bartlett.

(5) The power to vote and dispose of these shares is controlled by Gerald T. Harrington who served as the sole officer of the Company from September 17, 2002 until March 26, 2003.

(6) The power to vote and dispose of these shares is controlled by 1025 Investments, Inc., the sole officer and director of which is Howard M. Appel.

(7) The power to vote and dispose of these shares is controlled by David Stevenson.

(8)  The power to vote and dispose of these shares is controlled by Dyke Ferell.

(9) The power to vote and dispose of these shares is controlled by Howard M. Appel.

(10) The power to vote and dispose of these shares is controlled by Stephen P. Harrington who served as the sole officer of the Company from July 1, 2002 until September 17, 2002.

(11) The power to vote and dispose of these shares is controlled by Scotty D. Cooke.

(12) The power to vote and dispose of these shares is controlled by 1025 Investments, Inc., the sole officer and director of which is Howard M. Appel.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling security holders. If all of the warrants for which the underlying shares of common stock are being registered hereby are exercised by the applicable selling security holders, we will receive approximately $9,589,202 in proceeds upon the exercise thereof. We intend to use the proceeds from any such exercises for general working capital purposes.

                              PLAN OF DISTRIBUTION

         We are registering all of the shares of common stock offered by this prospectus on behalf of the selling security holders. The selling security holders may sell any or all of the shares, subject to federal and state securities law, but are under no obligation to do so. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby.

         The selling security holders, or their pledges, donees, transferees or any of their other successors-in-interest, may sell all or a portion of the common stock offered hereby from time to time directly or through one or more underwriters, brokers, dealers or agents on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise. The shares of common stock may be sold in one or more transactions at fixed prices, at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in any one or more of the following methods:

         o cross trades or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of any stock exchange on which the securities may be listed;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o     privately negotiated transactions;

         o     short sales;

         o through the writing of options, swaps or other derivatives on the securities, regardless of whether the options, swaps or derivatives are listed on an exchange;

         o through the distribution of the securities by any selling security holder to its partners, members or stockholders;

         o     any combinations of any of these methods of sale; and

         o     any other manner permitted by law.

         The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

         The selling security holders may sell their shares to or through underwriters, brokers, dealers or agents, in which event the underwriters, brokers, dealers or agents may receive discounts, concessions, commissions or other fees from the selling security holders, or discounts, concessions, commissions or other fees from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions, commissions or fees as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved.

         The selling security holders may also enter into hedging transactions with brokers or dealers that may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and loan or pledge shares of our common stock to brokers or dealers that in turn may sell such shares.

         The selling security holders may additionally pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by them and, if such holders default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus, if necessary, to include the pledge, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders may also transfer or donate their shares of our common stock in other circumstances, in which case the transferees, donees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares offered hereby may be deemed "underwriters" within the meaning of the Securities Act. In that event, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The selling security holders and any other person participating in the distribution of the shares of our common stock being offered hereby will be subject to applicable provisions of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M. These regulations may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holders and may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock. These regulations may affect the marketability of the shares.

         We have agreed to indemnify certain of the selling security holders against liabilities, including certain liabilities under the Securities Act, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby. We may be indemnified by certain of the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished by such selling security holders specifically for use in this prospectus, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.

         We will not receive any proceeds from the sale of the shares of our common stock registered hereby. We will pay all expenses incurred in connection with this registration of the shares of our common stock under the Securities Act, including registration and filing fees, fees an expenses of compliance with securities or blue sky laws, listing fees, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, but excluding commissions and discounts incurred by the selling security holders in connection with the resale of such shares.

         We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation provide that none of our directors shall have any personal liability to us or our shareholders for monetary damages for breach of duty of care or other duty as a director, provided that such director's liability shall be eliminated or limited only to the maximum extent permitted from time to time by the Colorado Business Corporation Act or any successor law or laws. In addition, our articles of incorporation permit us to advance funds in furtherance of our indemnification obligations to the fullest extent allowed by the Colorado Business Corporation Act. Our articles of incorporation prevent us from repealing or modifying any of these provisions to the extent such repeal or modification would adversely affect any right or protection of our directors existing at the time of such repeal or modification.

         Our bylaws provide that we shall indemnify any and all of our directors, officers, former directors and former officers to the fullest extent permitted under applicable law against all amounts incurred by them, including but not limited to expenses, legal fees, costs, judgments, fines and amount paid in settlement, that may be actually and reasonably incurred by them in any threatened, pending or completed action, suit or proceeding brought against them for or on account of any action or omission alleged to have been committed by them while acting within the scope of their duties as our directors or officers.

         The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. The price of our shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

         The effect of these indemnification provisions is to authorize such indemnification for liabilities arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our articles of incorporation, bylaws, the Colorado Business Corporation Act, or otherwise, we has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     EXPERTS

         The audited consolidated financial statements as of December 31, 2003 and 2002 and for each of the two years then ended have been audited by L J Soldinger Associates, LLC, independent auditors. We have included these financial statements in this registration statement in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any report, statement or other information that we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C 20549. You may obtain further information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov, as well as our Internet site at http://stellarim.com.

         This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, and certain statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. In addition, we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. To obtain all of the information that we filed with the SEC in connection herewith, we refer you to the registration statement, including its exhibits and schedules. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date appearing on the front of the prospectus or prospectus supplement, respectively.

         As a company listed on the OTC Bulletin Board, we are not required to deliver an annual report to our shareholders. However, we intend to provide an annual report to our shareholders containing audited financial statements in connection with the annual meeting of shareholders that we intend to hold following the completion of our fiscal year ended June 30, 2005.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)





                                 C O N T E N T S


Financial Statements as of and for the Years Ended
   December 31, 2003 and 2002                                                                              Page(s)
------------------------------------------------------------------------------------------------------   -----------

Accountants' Independent Auditor's Report                                                                     F-2

Consolidated Balance Sheets                                                                                   F-3

Consolidated Statements of Operations                                                                         F-4

Statement of Changes in Stockholders' Equity                                                                  F-5

Consolidated Statements of Cash Flows                                                                         F-6

Notes to Financial Statements                                                                                 F-7

Interim Financial Statements as of March 31, 2004 and December 31, 2003 and
   for the Quarters Ended March 31, 2004 and 2003
---------------------------------------------------------------------------------------------------------

Condensed Consolidated Balance Sheets - (Unaudited)                                                          F-19

Condensed Consolidated Statements of Operations - (Unaudited)                                                F-20

Condensed Consolidated Statement of Stockholders' Equity - (Unaudited)                                       F-21

Condensed Consolidated Statements of Cash Flows - (Unaudited)                                                F-22

Notes to Condensed Consolidated Financial Statements                                                         F-23

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors of
Stellar Technologies, Inc.
Naples, Florida


We have audited the accompanying consolidated balance sheets of Stellar Technologies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and for the period March 13, 2000 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stellar Technologies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of its operations, changes in stockholders' equity and cash flows for the years then ended and for the period March 13, 2000 (date of inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


L J SOLDINGER ASSOCIATES LLC


Deer Park, Illinois
March 4, 2004 (except for Notes 1, 8 and 16, for which the date is
April 30, 2004)

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                           Consolidated Balance Sheets
                           December 31, 2003 and 2002

                                     ASSETS
                                     ------                                            2003                  2002
                                                                                   -----------           -----------
Current assets
   Cash                                                                            $   424,720           $   528,250
   Marketable securities                                                               244,300               179,460
   Accounts receivable                                                                   2,888                     -
   Prepaid management fees, related party                                               14,250                16,750
   Prepaid expenses                                                                      9,524                 2,351
                                                                                   -----------           -----------

Total current assets                                                                   695,682               726,811
                                                                                   -----------           -----------

Property and equipment, net                                                             72,809                23,471
Cost based investment                                                                  400,000               400,000
Deposits                                                                                 2,534                     -
                                                                                   -----------           -----------

                                                                                   $ 1,171,025           $ 1,150,282
                                                                                   ===========           ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
    Current portion of obligations under capital leases                            $     4,088              $      -
    Accounts payable and accrued expenses                                               34,560                18,370
    Deferred revenues                                                                   77,720                     -
                                                                                   -----------           -----------

Total current liabilities                                                              116,368                18,370

Obligations under capital leases, net of current portion                                 8,473                     -
                                                                                   -----------           -----------

Total liabilities                                                                      124,841                18,370
                                                                                   -----------           -----------

Stockholders' equity
   Preferred stock, no par value; authorized 10,000,000 shares;
     zero shares issued and outstanding                                                      -                     -
   Common stock, no par value; authorized 100,000,000 shares; 18,000,001 and 14,697,249 shares issued and outstanding as of December 31, 2003
     and 2002                                                                                -                     -
Additional paid-in capital                                                           4,246,069             3,311,511
Subscription receivable                                                                 (1,100)               (1,100)
Deficit accumulated with the development stage                                      (3,198,785)           (2,178,499)
                                                                                   -----------           -----------
Total Stockholders' Equity                                                           1,046,184             1,131,912
                                                                                   -----------           -----------

                                                                                   $ 1,171,025           $ 1,150,282
                                                                                   ===========           ===========

                   The accompanying notes are an integral part
                          of the financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                      Consolidated Statements of Operations
                 Years Ended December 31, 2003 and 2002 and for
                  the Period March 13, 2000 (Date of Inception)
                            through December 31, 2003

                                                                                                    March 13, 2000
                                                                                                    (Inception) to
                                                                                                     December 31,
                                                           2003                   2002                   2003
                                                       ------------           ------------           ------------
Revenues                                               $    173,711           $          -           $    173,711

Expenses
    Depreciation and amortization expense                    39,428                  6,015                 53,301
    Investment costs                                         22,831                 50,890                 90,228
    Labor costs and expense reimbursements                  547,791                 34,350                582,431
    Management fees, related party                          109,000                100,500                393,750
    General and administrative                              165,339                 27,267                286,268
    Professional fees                                        12,970                 41,818                156,658
    Marketing                                                93,082                      -                104,619
    Research, development and product support               138,849                      -                138,849
    Office rents                                             33,774                 30,328                111,767
                                                       ------------           ------------           ------------

Total expenses                                            1,163,064                291,168              1,917,871
                                                       ------------           ------------           ------------

Loss from operations                                       (989,353)              (291,168)            (1,744,160)
                                                       ------------           ------------           ------------

Other income (expense)
    Investee losses                                               -               (870,627)            (1,040,096)
    Subsidiary loan impairment                                    -               (378,404)              (378,404)
    Interest and money market dividends                       1,882                 10,408                174,017
    Gains (losses) in trading securities                     88,780               (172,978)               (88,547)
    Impairment of goodwill                                 (121,595)                     -               (121,595)
                                                       ------------           ------------           ------------

Total other expense                                         (30,933)            (1,411,601)            (1,454,625)
                                                       ------------           ------------           ------------
Net loss to common stockholders                        $ (1,020,286)          $ (1,702,769)          $ (3,198,785)
                                                       ============           ============           ============

Pro forma information (unaudited)
    Net loss                                             (1,020,286)            (1,702,769)            (3,198,785)
    Pro forma tax provision                                       -                      -                      -
                                                       ------------           ------------           ------------
    Pro forma net loss                                   (1,020,286)            (1,702,769)            (3,198,785)
                                                       ============           ============           ============

Basic and diluted loss per common share                $      (0.06)          $      (0.12)          $      (0.25)
                                                       ============           ============           ============

Basic and diluted weighted average common
    shares outstanding                                   15,728,793             14,697,249             12,873,092
                                                       ============           ============           ============

                   The accompanying notes are an integral part
                          of the financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                    Statement of Changes in Members' Capital

                                                                                                       Deficit
                                                                                                     Accumulated
                                         Common Stock                Additional                         in the
                                 ------------------------------       Paid-in        Subscription    Development
                                        Shares          Amount        Capital        Receivable          Stage            Total
                                    -----------     -----------     -----------      -----------      -----------      -----------
March 13, 2000 (Inception)                    -     $         -     $         -      $         -      $         -      $         -

June 6, 2000 private placement        3,633,028               -           1,100           (1,100)               -                -

June 15, 2000 private placement      11,064,221               -       3,350,000                -                -        3,350,000

Offering costs paid                           -               -         (29,843)               -                -          (29,843)

Net loss                                      -               -               -                -         (475,730)        (475,730)
                                    -----------     -----------     -----------      -----------      -----------      -----------

Balance at December 31, 2001         14,697,249               -       3,321,257           (1,100)        (475,730)       2,844,427

Offerings costs paid                          -               -          (9,746)               -                -           (9,746)

Net loss                                      -               -               -                -       (1,702,769)      (1,702,769)
                                    -----------     -----------     -----------      -----------      -----------      -----------

Balance at December 31, 2002         14,697,249               -       3,311,511           (1,100)      (2,178,499)       1,131,912

November 2003 private
  placement                           3,302,752               -       1,000,000                -                -        1,000,000

Offering costs paid                           -               -         (65,442)               -                -          (65,442)

Net loss                                      -               -               -                -       (1,020,286)      (1,020,286)
                                    -----------     -----------     -----------      -----------      -----------      -----------

Balance at December 31, 2003         18,000,001     $         -     $ 4,246,069      $    (1,100)     $(3,198,785)     $ 1,046,184
                                    ===========     ===========     ===========      ===========      ===========      ===========

                   The accompanying notes are an integral part
                          of the financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 2003 and 2002

                                                                                                           March 13, 2000
                                                                                                           (Inception) to
                                                                                                            December 31,
                                                                       2003                2002                  2003
                                                                   -----------          -----------          -----------
Cash flows from operating activities
    Net loss                                                       $(1,020,286)         $(1,702,769)         $(3,198,785)
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities
        Depreciation                                                    39,428                6,015               53,301
        Loss on impairment of goodwill                                 121,595                    -              121,595
        Equity method loss in subsidiary                                     -              870,627            1,040,096
        Subsidiary loan impairment loss                                      -              378,404              378,404
        (Gains) losses in trading securities                           (88,780)             172,978               88,546
        Purchases of trading securities                               (156,019)             (92,490)            (683,589)
        Redemptions of trading securities                              179,959              175,132              350,743
        Changes in assets and liabilities
            Decrease in accounts receivable                              5,485                    -                5,485
            Increase in prepaid expenses                                (7,208)                   -              (26,308)
            Decrease in accounts payable                               (30,722)             (25,024)             (11,353)
            Increase in deferred revenues                               17,643                    -               17,643
                                                                   -----------          -----------          -----------

Net cash used in operating activities                                 (938,905)            (217,127)          (1,864,222)
                                                                   -----------          -----------          -----------

Cash flows provided by (used in) investing activities
    Purchase of property and equipment                                  (6,601)              (3,303)             (43,945)
    Purchase of investee interest, net of cash assumed                 (92,055)                   -             (893,055)
    Advances to investees                                                    -           (1,018,500)          (1,018,500)
                                                                   -----------          -----------          -----------

Net cash used in investing activities                                  (98,656)          (1,021,803)          (1,955,500)
                                                                   -----------          -----------          -----------

Cash flows from financing activities
    Principal payments on capital lease obligations                       (527)                   -                 (527)
    Offering costs paid                                                (65,442)              (9,746)            (105,031)
    Proceeds from sales of common stock                              1,000,000                    -            4,350,000
                                                                   -----------          -----------          -----------

Net cash provided by (used in) financing activities                    934,031               (9,746)           4,244,442
                                                                   -----------          -----------          -----------

Net increase (decrease) in cash                                       (103,530)          (1,248,676)             424,720

Cash and cash equivalents, beginning of year                           528,250            1,776,926                    -
                                                                   -----------          -----------          -----------

Cash and cash equivalents, end of year                             $   424,720          $   528,250          $   424,720
                                                                   ===========          ===========          ===========

                   The accompanying notes are an integral part
                           of the financial statements

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

Nature of Operations
--------------------

Stellar Technologies, Inc. and subsidiaries (the "Company") are engaged in two activities, acquiring a controlling interest in and providing financial, management and technical support to development stage internet businesses which the Company either participates in its founding or identifies it as meeting certain investment criteria and to a lesser extent, trading in public equity securities. All of the Company's affiliate companies are currently in the development stage. The Company is no longer, and has no intention of continuing, in the business of trading in securities.

History
-------

The Company, formerly International Travel CD's, Inc. ("ILCD"), was formed on July 20, 2000, as a Colorado corporation. In September 2003, the Company disposed of all of its former operations and related assets resulting in it becoming a public shell company, defined as an inactive, publicly quoted company with minimal assets or liabilities.

In January 2004, the Company consummated an agreement and plan of merger with Stellar Venture Partners, LLC ("Stellar LLC"). The plan of merger provided for the Company to issue 18,000,001 shares of its common stock to the members of Stellar LLC in consideration for which each of the issued and outstanding Class A and Class B member units of Stellar LLC were cancelled and each issued and outstanding share of common stock of the Company's wholly-owned subsidiary, International Travel CD's Acquisition Corp., was converted into one membership interest in Stellar LLC. The combination of Stellar LLC and ILCD was treated as a recapitalization of Stellar LLC and all equity transactions have been revised to reflect the recapitalization. As a result of the merger, the former members of Stellar LLC received approximately 74% of the then issued and outstanding common stock of the Company on a fully diluted basis, which resulted in Stellar LLC being treated as the accounting acquirer and thus the operations and the financial statements of Stellar LLC prior to the merger have become those of the Company. In connection with the merger, the Company changed its name to Stellar Technologies, Inc.

Stellar Venture Partners, LLC was formed as a limited liability company under the laws of the state of Georgia on March 13, 2000. In November of 2000, Stellar LLC and IO Ventures, LLC ("IO") formed Stellar Business Builders, LLC ("SBB") for the purpose of acquiring and managing the operations of its startup affiliates. Stellar LLC and IO each owned 50% of SBB. In May and June of 2001, Stellar Business Builders, LLC formed two wholly-owned subsidiaries, Stellar Internet Monitoring, LLC ("SIM"), (formerly known as ICaughtYou, LLC), whose principal activity is providing companies with the ability to monitor their employee usage of the internet and Kidweb, LLC ("KW") whose primary activity is providing a web site development suite targeted directly to children. In November 2003, the Company purchased IO's remaining 50% interest in SBB for $100,000 in cash and as a result, SBB became a wholly-owned subsidiary of the Company (see Note 4).

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Principles of Consolidation and Ownership Interest in Investors
---------------------------------------------------------------

The accompanying financial statements have been presented on the consolidated basis in 2003 and include all the accounts of SBB, SIM and KW. No loss was allocated to the minority interest (see Note 10).

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prior to 2003, the Company accounted for SBB under the equity method. The applicable accounting method is generally determined based on the Company's ownership interest in the affiliate.

In July 2001, the Company purchased a 10% interest in Synergy Networks, Inc. ("SNI") for $400,000 in cash which was reflected under the cost method for 2003 and 2002.

Consolidation
-------------

Affiliate entities in which the Company directly or indirectly owns more than 50% of the outstanding, voting interest are accounted for under the consolidation method of accounting. Under this method, an investee company's results of operations are reflected within the Company's consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated.

Equity Method
-------------

Affiliate entities in which the Company directly or indirectly owns between 20% and 50% of the outstanding, voting interests are accounted for under the equity method of accounting. Under the equity method of accounting, the Company's proportionate share of the investees' net income or loss is included in "Investee Losses" in the Consolidated Statements of Operations.

Cost Method
-----------

Entities in which the Company directly or indirectly owns less than 20% of the outstanding voting interest are accounted for under the cost method of accounting. Under this method income received from the investees is reflected within the Company's consolidated statement of operations as investment income or loss unless the amount of the dividends exceeds the Company's proportionate share of the affiliates' income. In that case the excess amount would be considered a return of capital and be recorded as a reduction of the investment.

Development Stage Enterprise
----------------------------

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprises." Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly-liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Income Taxes
--------------------

Prior to the merger on January 15, 2004, no provision for income taxes has been made, since under federal and state regulation, tax attributes were passed through to the former Stellar LLC members who assumed responsibility for payment of income taxes, if any. Subsequent to the merger, income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of any valuation allowances recorded against deferred tax assets, if the Company estimates that it is more likely than not that it will be unable to utilize those deferred tax benefits in future periods. Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting basis of assets and liabilities.

Credit Risk
-----------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. At various times during the year, the Company may exceed the federally insured limits. Management believes the risk of loss is minimal.

Goodwill and Acquired Intangibles
---------------------------------
The Company accounts for goodwill and acquired intangible assets in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." Accordingly, goodwill arising from the acquisition of investments is not amortized, but is reviewed annually for impairment.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reflected in the consolidated balance sheet for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments. The carrying value of the investment in equity securities approximates fair value based on their market trading price.

Recent Accounting Pronouncements
--------------------------------

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" ("FIN 46" or "Interpretation"). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities ("VIEs"). The primary objective of the Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. An enterprise is required to consider the rights and obligations conveyed by its variable interests in making this determination. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities, other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. This Statement also addresses questions about the classification of certain financial instruments that embody obligations to issue equity shares. The adoption of the effective provisions of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC's related Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

Marketable Securities
---------------------

The investments with which the Company is involved with are primarily of a traditional nature. The Company's short-term investments are comprised of equity securities that trade either on a United States national securities market or on the over-the-counter bulletin board ("OTC BB"). The securities are all classified as trading securities, and are carried at fair market value based upon the quoted market prices of those investments at period end. Accordingly, net realized and unrealized gains and losses on trading securities are included in net earnings for the period.

The Company uses the specific identification method as the basis for determining the cost of trading securities sold. Unrealized losses in trading securities amounted to $18,314 and $156,976 for securities held as of December 31, 2003 and 2002, respectively.

Revenue Recognition
-------------------

Revenue from the sale of monitoring services is recognized ratably over the life of the monitoring service agreement. Accounts receivable represents balances due from customers for internet monitoring services rendered. Management estimates that such revenues are fully collectible. Since inception essentially all sales have been from internet monitoring services.

Advertising Costs
-----------------

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs amounted to $94,837, $11,582 and $108,053 for 2003, 2002 and the period March 13, 2000 (inception) through December 31, 2003, respectively.

Property and Equipment
----------------------

Property and equipment is recorded at cost, less accumulated depreciation and is depreciated using the straight-line method over their estimated useful life of the asset, which range from three to seven years.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share
--------------

Loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per common share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Shares associated with stock options, warrants and convertible debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share). The per share calculations take into effect all stock dividends, stock splits, recapitalizations and reverse stock splits (See Note 15).

From inception through December 31, 2003 the Company did not issue any dilutive securities.

Pro Forma Financial Information
-------------------------------

As discussed in Note 1 and Note 15, Stellar LLC was originally organized in the form of a Limited Liability Company. Upon the merger of the wholly owned subsidiary of the Company into Stellar LLC in 2004, the capital structure changed for income tax purposes to that of a corporation. The change resulted in the Company retaining the tax benefit for the portion of the losses generated subsequent to January 15, 2004, whereas the previous losses were passed through to the Stellar LLC members. Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), a pro forma income statement has been presented which reflects the impact of the Stellar LLC change in capital structure as if it had occurred March 13, 2000 (Stellar LLC's inception). This presentation reflects the Company generating a tax benefit, which has been offset with a valuation allowance, which includes the net operating losses incurred by Stellar LLC during the period from March 12, 2000 to December 31, 2003, the operating period prior to Stellar LLC's termination.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                                Useful Life            2003               2002
                                                                -----------         ---------           ---------

          Software                                                3 years           $  75,000            $      -
          Furniture, Fixtures and Equipment                      5-7 years             82,038              37,344
          Capital Leases - Equipment                              5 years              13,088                   -
                                                                                    ---------           ---------
                                                                                      170,126              37,344
          Less: Accumulated Depreciation                                              (97,317)            (13,873)
                                                                                    ---------           ---------

                                                                                    $  72,809           $  23,471
                                                                                    =========           =========

Deprecation expense which includes amounts under capital leases amounted to $39,428, $6,015 and $53,301 during 2003, 2002 and from Inception through December 31, 2003, respectively.

NOTE 4 - GOODWILL

On November 14, 2003, the Company paid $100,000 in cash to IO to acquire the remaining 50% of SBB it did not own. On the date of the acquisition, SBB's liabilities exceeded it assets, which resulted in the Company recording goodwill in the entire amount of the purchase price of $100,000 plus the amount by which the liabilities exceeded the assets in the amount of $21,595. At December 31, 2003, the Company fully impaired the goodwill in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets."

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 5 - INCOME TAXES

In accordance with federal income tax regulations, the net loss incurred by Stellar Venture Partners, LLC from inception to the date of its merger with the Company has been excluded from the benefits of the net operating loss carryforwards reflected in this footnote.

The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rate of 35%.

                                                                                                     March 13, 2000
                                                                                                     (Inception) to
                                                                                                      December 31,
                                                                           2003            2002            2003
                                                                        ----------      ---------       -----------
     Federal income tax benefit at statutory rate                       $  357,100      $ 596,000       $ 1,119,575
     Federal income tax benefit passed through to the
       members of Stellar Venture Partners, LLC                           (357,100)      (352,000)         (921,575)
     Non-deductible expenses                                                     -       (244,000)         (198,000)
                                                                        ----------      ---------       -----------

         Income Tax Benefit                                             $        -      $       -       $         -
                                                                        ==========      =========       ===========

         Effective Income Tax Rate                                              0%             0%                0%
                                                                        ==========      =========       ===========

NOTE 6 - CAPITAL LEASE OBLIGATIONS

In September 2003, SIM entered into a capital lease to purchase computer equipment with a cost of $4,787. The term of the lease is 36 months with monthly payments in the amount of $187. The interest rate on the capital lease is approximately 25%. At the end of the lease, SIM may purchase the equipment for $1. The lessor holds a security interest in the equipment purchased.

In December 2003, SIM entered into a capital lease to purchase a new phone system with a cost of $8,302. The term of the lease is 36 months with monthly payments of $251. The interest rate on the lease is 6%. At the end of the lease, SIM may purchase the equipment for $1. The lessor holds a security interest in the equipment purchased.

The following is a schedule by year of future minimum lease payments required to be paid by SIM under capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2003:

         2004                                                $  5,254
         2005                                                   5,254
         2006                                                   4,258
                                                             --------

         Total Minimum Lease Payments                          14,766

         Less Amount Representing Interest                     (2,205)
                                                             --------

         Present Value of Net Minimum Lease Payments           12,561

         Less Current Portion                                  (4,088)
                                                             --------

         Non-Current Portion                                 $  8,473
                                                             ========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 7 - DEFERRED REVENUES

Deferred revenues represent payments from customers for internet monitoring services prior to the Company's requirement to perform the internet monitoring service.

NOTE 8 - STOCKHOLDERS' EQUITY

On June 6, 2000, the Company sold 3,633,028 shares of its common stock to MAS Services, Inc. for a subscription receivable of $1,100 under a private placement offering. In January 2004, MAS Services, Inc. paid $1,100 to the Company in satisfaction of the subscription receivable.

During the third and fourth quarters of 2000, the Company sold 11,064,221 shares of its common stock under a private placement offering, and received gross proceeds of $3,350,000. The Company paid offering costs of $29,843 and $9,746 in 2000 and 2001, respectively, in connection with this offering.

In November 2003, the Company sold 3,302,751 shares of its common stock under a private placement offering and received $1,000,000 in gross proceeds. The Company paid $65,442 in offering costs in connection with this private placement.

NOTE 9 - OPERATING LEASES

The Company had a lease commitment for its office space commencing August 1, 2001 for a period of 24 months. The lease was renewed for a year in August 2003. The monthly lease commitment is $2,371 per month which includes common area maintenance and taxes.

SIM has a lease commitment for its office space commencing December 1, 2003 for a period of 37 months. The lease contains one month of free rent and yearly escalation clauses that raise the basic monthly rent from $1,935 in 2004 to $2,052 in 2006. SIM is also responsible for common area maintenance and taxes in addition to the base rent.

In January 2003, the Company leased space for its computer servers and high speed internet lines with a term of twelve months with a minimum lease rate of approximately $4,450 per month.

Total rental expense for all operating leases was $83,706, $101,561 and $237,962 for 2003, 2002 and the period of March 13, 2000 (Inception) through December 31, 2003.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms of one year or greater as of December 31, 2003:

                 2004                 $  23,216
                 2005                    23,912
                 2006                    24,629
                                      ---------

                                      $  71,757
                                      =========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 10 - EQUITY METHOD LOSSES AND IMPAIRMENT OF INVESTEE LOAN RECEIVABLE

In accordance with Emerging Issues Task Force ("EITF") 98-13 "Accounting by an Equity Method Investor for Investee Losses When the Investor has Loans to and Investments in Other Securities of the Investee," and 99-10 "Percentage Used to Determine the Amount of Equity Method Losses," in the event that minority interest losses exceed stockholders' equity for the majority interest, the excess minority interest loss is recorded against loan advances or other forms of equity invested in the subsidiary. Accordingly, during 2002 the Company reduced its loan receivable from the original amount invested of $1,018,500 by the amount of the losses recorded in excess of the minority interest deficiency, leaving a loan balance of $378,404 at December 31, 2002.

In addition, the Company fully impaired the remaining balance of the loan receivable from the subsidiary at December 31, 2002.

NOTE 11 - SEGMENT REPORTING

Management Policy in Identifying Reportable Segments
----------------------------------------------------

The Company's reportable business segments are strategic business units that offer distinctive products and services that are marketed through different channels. They are managed separately because of their unique technology, marketing and distribution requirements.

Types of Activities
-------------------

In 2003 the Company had three reportable segments: Internet Monitoring, Children's Website Development and Sales, and Investment Management and Corporate Development. Prior to 2003, the Company had only one segment, Investment Management and Corporate Development.

                                                                                 Child Web            Investment
                                                             Internet             Site and          and Corporate
                                                            Monitoring           Development          Management
                                                            -----------          -----------          -----------
         Total assets (excluding intercompany)              $    54,943          $    14,606          $ 1,101,476
                                                            ===========          ===========          ===========

         Total liabilities (excluding intercompany)         $   104,693          $       175          $    19,973
                                                            ===========          ===========          ===========

         Results of operations:
            Revenues                                        $   173,711          $         -          $         -
            Depreciation                                    $     7,995          $    25,000          $     6,433
            Net loss                                        $  (598,270)         $   (28,494)         $  (393,522)

During 2003, one customer accounted for approximately 14% of revenue.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 12 - EQUITY INTERESTS IN UNCONSOLIDATED SUBSIDIARIES

The following table summarizes financial information for subsidiaries accounted for under the equity method for the year ended December 31, 2002 which was SBB and its two wholly-owned subsidiaries:

                                                SIM                  KW                  SBB
                                           -----------          -----------          -----------
     Other assets                          $    45,215          $    39,654          $    39,849
     Intercompany loans receivable                   -                    -              968,500
                                           -----------          -----------          -----------

     Total assets                          $    45,215          $    39,654          $ 1,008,349
                                           ===========          ===========          ===========

     Other liabilities                     $   106,909          $        79          $ 2,048,445
     Intercompany loans payable                968,250                  250                    -
                                           -----------          -----------          -----------

     Total liabilities                     $ 1,075,159          $       329          $ 2,048,445
                                           ===========          ===========          ===========

     Results of operations:
       Net loss                            $(1,023,350)         $   (55,285)         $   (22,523)
       Revenues                            $    79,140          $       214          $     4,000
       Depreciation                        $     6,978          $    25,000          $         -

NOTE 13 - TRANSACTIONS WITH AFFILIATES

MAS Services, Inc. is the manager of the Company. MAS Services, Inc. is an investment analysis company. Under the operating agreement of the Company, the manager earns an annual management fee equal to three percent (3%) of the total capital committed to the Company by its members. The manager also is reimbursed for all out-of-pocket costs it incurred or has incurred in connection with the organization or operation of the Company. The Company incurred management fees in the amount of $109,000, $100,500 and $393,750 in 2003, 2002 and from inception through December 31, 2003, respectively.

NOTE 14 - SUPPLEMENATARY CASH FLOW INFORMATION

In 2003, SIM financed $13,088 of the purchase of computer and phone system equipment through capital lease obligations.

In 2003, SIM paid $97 of interest expense on the capital lease obligations.

NOTE 15 - SUBSEQUENT EVENTS

In January, 2004 the Company consummated an agreement and plan of merger with Stellar LLC, pursuant to which the Company acquired 100% of the issued and outstanding membership interests of Stellar LLC in consideration for which the members of Stellar LLC received 18,000,001 shares of the Company common stock after adjusting for the 1 for 4 reverse stock split in March 2004. As a result of the merger, International Travel CD's Acquisition Corp., a wholly-owned subsidiary of the Company, merged with and into Stellar LLC and the Company became the sole member of Stellar LLC.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 15 - SUBSEQUENT EVENTS (Continued)

The combination of Stellar LLC and the Company was treated as a recapitalization of Stellar LLC. As a result of the merger, Stellar LLC members acquired approximately 74% of the issued and outstanding voting common stock of the Company on a fully diluted basis. The Company was the legal acquirer in the merger. Stellar LLC was the accounting acquirer since its members acquired a majority ownership interest in ILCD. Consequently, the financial statements of Stellar LLC have become those of the Company.

Subsequent to the merger, the sole officer and director of the Company resigned and was replaced by the manager of Stellar LLC and the Company changed its name to Stellar Technologies, Inc. and entered into a 1 for 4 reverse stock split.

In connection with the merger, the Company issued 162,500 shares of common stock for advisory services.

In the first quarter of 2004, the Company sold 25,000 shares of its stock resulting in a gain of $59,183.

After the merger the Company commenced raising capital through a private offering of up to 2,500,000 shares of Series A Convertible Preferred Stock ("Shares"), no par value per share, and warrants ("Warrants") to acquire up to 625,000 shares of common stock, no par value per share. The Shares and Warrants will be sold in units comprised of one share of Series A Convertible Preferred Stock and one Warrant ("Units"). The Units will be sold at a purchase price of $0.75 per Unit pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Each Share is initially convertible into one half share of common stock, subject to adjustment, and each Warrant is initially exercisable into one share of common stock at an exercise price of $2.40 per share, subject to adjustment for a period of three years from the date of issuance. The Series A Preferred Stock has no voting rights, dividend rights that are pari passu with the common stock of the Company, and no liquidation preferences. All shares of Series A Convertible Preferred Stock automatically converted effective March 12, 2004 or upon issuance thereafter.

As of March 23, 2004, the Company had issued approximately 589,250 units and raised approximately $1,767,750 through the private offering.

NOTE 16 - BUSINESS COMBINATION

On November 14, 2003, Stellar LLC acquired the remaining 50% membership interest in SBB and its wholly-owned subsidiaries from IO Ventures for $100,000 in cash. The purchase price was allocated to the assets and liabilities in accordance with SFAS No. 141 "Business Combinations." On the date of the acquisition, the net liabilities of SBB and its wholly-owned subsidiaries exceeded its net assets by $21,595, which consisted of the following components:

     Cash                         $   7,943
     Accounts receivable              4,873
     Other current assets             3,500
     Fixed assets                    69,077
                                  ---------
     Total Assets                 $  85,393
                                  =========

     Accounts payable             $  46,724
     Other liabilities               60,264
                                  ---------
     Total Liabilities            $ 106,988
                                  =========

     Net Deficit Acquired         $ (21,595)
                                  =========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 16 - BUSINESS COMBINATION (Continued)

The excess purchase price of $121,595 was recognized as goodwill as described in
Note 4.

The following pro forma presentation assumes the Company's acquisition of the remaining 50% of SBB and its wholly-owned subsidiaries took place on January 1, 2002, and shows the pro forma effect on loss from operations.

                                                               For the Year Ended
                                                                December 31, 2002
                                                       ----------------------------------
                                                                                  Pro
                                                        Historical               Forma
                                                       ------------          ------------
                                                                              (Unaudited)
Revenues                                               $         -          $     79,832
Expenses
   Depreciation and amortization expense                     6,015                37,992
   Investment costs                                         50,890                50,890
   Labor costs and expense reimbursements                   34,350               820,865
   Management fees, related party                          100,500               100,500
   General and administrative                               27,267               101,976
   Professional fees                                        41,818                54,101
   Marketing                                                     -               139,904
   Research, development and product support                     -               135,602
   Office rents                                             30,328                30,328
                                                      ------------          ------------
           Total expenses                                  291,168             1,472,158

Loss from operations                                  $   (291,168)         $ (1,392,326)
                                                      ============          ============
Net loss to commons stockholders                      $ (1,702,769)         $ (1,554,896)
                                                      ============          ============
Net loss per common share - basic and diluted         $      (0.12)         $      (0.11)
                                                      ============          ============
Weighted average number of common shares
    outstanding - basic and diluted                     14,697,249            14,697,249
                                                      ============          ============

                          INTERIM FINANCIAL STATEMENTS

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                      Condensed Consolidated Balance Sheets

                                     ASSETS
                                     ------
                                                                                 March 31, 2004     December 31, 2003
                                                                                 --------------     -----------------
                                                                                   (Unaudited)
Current assets
   Cash                                                                            $ 2,340,304          $   424,720
   Marketable securities                                                                     -              244,300
   Notes receivable                                                                    350,000                    -
   Interest receivable                                                                   4,948                    -
   Accounts receivable                                                                   3,255                2,888
   Prepaid management fees, related party                                                    -               14,250
   Prepaid expenses                                                                     29,938                9,524
                                                                                   -----------          -----------

Total current assets                                                                 2,728,445              695,682
                                                                                   -----------          -----------

Property and equipment, net                                                             62,725               72,809
Cost based investment                                                                  400,000              400,000
Deposits                                                                                     -                2,534
                                                                                   -----------          -----------

                                                                                   $ 3,191,170          $ 1,171,025
                                                                                   ===========          ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Current portion of obligations under capital leases                            $     4,088          $     4,088
    Accounts payable and accrued expenses                                              148,530               34,560
    Deferred revenues                                                                   75,106               77,720
                                                                                   -----------          -----------

Total current liabilities                                                              227,724              116,368

Obligations under capital leases, net of current portion                                 7,555                8,473
                                                                                   -----------          -----------

Total liabilities                                                                      235,279              124,841
                                                                                   -----------          -----------

Stockholders' equity
   Preferred stock, par value 2003-none; 2004-$.001; authorized 10,000,000
     shares; zero shares issued and outstanding                                              -                    -
   Common stock, par value 2003-none; 2004-$.001; authorized 100,000,000 shares; 25,428,523 and 18,000,001 shares issued, issuable and
     outstanding as of March 31, 2004 and December 31, 2003                             25,429                    -
Additional paid-in capital                                                           8,385,260            4,246,069
Subscription receivable                                                                      -               (1,100)
Deficit accumulated in the development stage                                        (5,454,798)          (3,198,785)
                                                                                   -----------          -----------
Total stockholders' equity                                                           2,955,891            1,046,184
                                                                                   -----------          -----------

                                                                                   $ 3,191,170          $ 1,171,025
                                                                                   ===========          ===========

                   The accompanying notes are an integral part
                         of these condensed consolidated
                              financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                               Three Months Ended
                                                                    March 31,                    March 13, 2000
                                                       ------------------------------------      (Inception) to
                                                             2004               2003             March 31, 2004
                                                       ------------------  ----------------   ---------------------
Revenues                                                  $     59,413       $    52,545          $      233,124

Expenses
    Depreciation and amortization expense                       11,314             9,761                  64,615
    Investment costs                                                 -                 -                  90,228
    Labor costs and expense reimbursements                     261,761           127,700                 844,192
    Management fees, related party                              79,500            22,785                 473,250
    General and administrative                                  95,417            29,768                 381,685
    Professional fees                                          151,749             6,822                 308,407
    Marketing                                                   28,875            21,469                 133,494
    Research, development and product support                   54,203            13,983                 193,052
    Office rents                                                 5,407             7,469                 117,174
                                                          ------------       -----------          --------------

Total expenses                                                 688,226           239,757               2,606,097
                                                          ------------       -----------          --------------

Loss from operations                                          (628,813)         (187,212)             (2,372,973)
                                                          ------------       -----------          --------------

Other income (expense)
    Investee losses                                                  -                                (1,040,096)
    Subsidiary loan impairment                                       -                                  (378,404)
    Interest and money market dividends                          2,157               128                 176,174
    Gains (losses) in trading securities                       138,393             3,277                  49,846
    Impairment of goodwill                                           -                 -                (121,595)
                                                          ------------       -----------          --------------

Total other income (expense)                                   140,550             3,405              (1,314,075)
                                                          ------------       -----------          --------------

Net loss                                                      (488,263)         (183,807)             (3,687,048)

Preferred stock dividend                                     1,767,750                 -               1,767,750
                                                          ------------       -----------          --------------

Net loss to common stockholders                           $ (2,256,013)      $  (183,807)         $   (5,454,798)
                                                          ============       ===========          ==============

Pro forma information
    Net loss                                                                 $  (183,807)         $   (5,454,798)
    Pro forma tax provision                                                            -                       -
                                                                             -----------          --------------

Pro forma net loss                                                           $  (183,807)         $   (5,454,798)
                                                                             ===========          ==============

Basic and diluted loss per common share                   $      (0.10)      $     (0.01)         $        (0.44)
                                                          ============       ===========          ==============

Basic and diluted weighted average common
  shares outstanding                                        23,743,865        14,979,821              12,435,586
                                                          ============       ===========          ==============

                   The accompanying notes are an integral part
                         of these condensed consolidated
                             financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                        Statement of Stockholders' Equity
                                   (Unaudited)

                                                                                                     Deficit
                                                                                                   Accumulated
                                                                    Additional                        in the
                                            Common Stock             Paid-in      Subscription     Development
                                        Shares        Amount         Capital       Receivable         Stage           Total
                                      ----------    ----------     -----------     -----------     -----------     -----------
March 13, 2000 (Inception)                     -    $         -    $         -     $         -     $         -     $         -

June 6, 2000 private placement         3,633,028              -          1,100          (1,100)              -               -

June 15, 2000 private placement       11,064,221              -      3,350,000               -               -       3,350,000

Offering costs paid                            -              -        (29,843)              -               -         (29,843)

Net loss                                       -              -              -               -        (475,730)       (475,730)
                                      ----------    -----------    -----------     -----------     -----------     -----------

Balance at December 31, 2001          14,697,249              -      3,321,257          (1,100)       (475,730)      2,844,427

Offerings costs paid                           -              -         (9,746)              -               -          (9,746)

Net loss                                       -              -              -               -      (1,702,769)     (1,702,769)
                                      ----------    -----------    -----------     -----------     -----------     -----------

Balance at December 31, 2002          14,697,249              -      3,311,511          (1,100)     (2,178,499)      1,131,912

November 2003 private
  placement                            3,302,752              -      1,000,000               -               -       1,000,000

Offering costs paid                            -              -        (65,442)              -               -         (65,442)

Net loss                                       -              -              -               -      (1,020,286)     (1,020,286)
                                      ----------    -----------    -----------     -----------     -----------     -----------

Balance at December 31, 2003          18,000,001              -      4,246,069          (1,100)     (3,198,785)      1,046,184

Collection of subscription
   receivable                                  -              -              -           1,100               -           1,100

February 2004 private placement
    of Series A Preferred and
    warrants, net of offering
    costs paid                         1,178,500              -      1,764,001               -               -       1,764,001

Preferred dividend from
    beneficial conversion feature
    of preferred stock issuance                -              -      1,767,750               -               -       1,767,750

Gain on sale of treasury stock                 -              -         59,163               -               -          59,163

Net assets and liabilities acquired
    in merger with International
    Travel CD's, Inc.                  6,250,022              -        573,706               -               -         573,706

Amendment to Articles of
   Incorporation                               -         25,429        (25,429)              -               -               -

Net loss                                       -              -              -               -      (2,256,013)     (2,256,013)
                                      ----------    -----------    -----------     -----------     -----------     -----------

Balance at March 31, 2004             25,428,523    $    25,429    $ 8,385,260     $         -     $(5,454,798)    $ 2,955,891
                                      ==========    ===========    ===========     ===========     ===========     ===========

                   The accompanying notes are an integral part
                         of these condensed consolidated
                              financial statements

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                        Three Months
                                                                       Ended March 31,               March 13, 2000
                                                               -------------------------------       (Inception) to
                                                                   2004                2003          March 31, 2004
                                                               -----------         -----------         -----------
Net cash used in operating activities                          $  (226,530)        $  (243,762)        $(2,090,752)
                                                               -----------         -----------         -----------

Cash flows provided by (used in) investing activities
    Purchase of property and equipment                              (1,231)                  -             (45,176)
    Purchase of investee interest, net of cash assumed                   -                   -            (893,055)
    Advances to investees                                                -                   -          (1,018,500)
                                                               -----------         -----------         -----------

Net cash used in investing activities                               (1,231)                  -          (1,956,731)
                                                               -----------         -----------         -----------

Cash flows from financing activities
    Principal payments on capital lease obligations                   (919)                  -              (1,446)
    Offering costs paid                                             (3,749)             (4,433)           (108,780)
    Proceeds from sale of marketable securities
      (see Note 3)                                                  59,163                   -              59,163
    Proceeds from sales of preferred stock and warrants          1,767,750                   -           1,767,750
    Proceeds from sales of common stock                            321,100             100,000           4,671,100
                                                               -----------         -----------         -----------

Net cash provided by financing activities                        2,143,345              95,567           6,387,787
                                                               -----------         -----------         -----------

Net increase (decrease) in cash                                  1,915,584            (148,195)          2,340,304

Cash and cash equivalents, beginning of period                     424,720             536,195                   -
                                                               -----------         -----------         -----------

Cash and cash equivalents, end of period                       $ 2,340,304         $   388,000         $ 2,340,304
                                                               ===========         ===========         ===========









                   The accompanying notes are an integral part
                         of these condensed consolidated
                              financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 1- BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein have been prepared by Stellar Technologies, Inc. and subsidiaries (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature except the reclassification of certain of its marketable securities to treasury stock in January 2004 (see Note
3). Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Form 8-K/A Amendment to Current Report filed with the Securities and Exchange Commission on March 30, 2004 (see "History" below). The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2004. The Company will be changing its accounting year to a June 30, 2004 fiscal year end and will file a transitional report for the period ended June 30, 2004.

Nature of Operations
--------------------

The Company provides employee Internet management ("EIM") products and services that enable businesses to monitor, report and manage how their employees use the Internet. The Company's products and services give managers the ability to implement Internet access policies for different users and groups within their businesses, and support their efforts to improve employee productivity, conserve network bandwidth and mitigate potential legal liability. The Company and its subsidiaries are in the development stage.

History
-------

The Company, formerly International Travel CD's, Inc. ("ILCD"), was formed on July 20, 2000, as a Colorado corporation. In September 2003, the Company disposed of all of its former operations and related assets resulting in it becoming a public shell company, defined as an inactive, publicly quoted company with minimal assets or liabilities.

In January 2004, the Company consummated an agreement and plan of merger with Stellar Venture Partners, LLC ("Stellar LLC"). The plan of merger provided for the Company to issue 18,000,001 shares of its common stock to the members of Stellar LLC in consideration for which each of the issued and outstanding Class A and Class B member units of Stellar LLC were cancelled and each issued and outstanding share of common stock of the Company's wholly-owned subsidiary, International Travel CD's Acquisition Corp., was converted into one membership interest in Stellar LLC. The combination of Stellar LLC and ILCD was treated as a recapitalization of Stellar LLC and all equity transactions have been revised to reflect the recapitalization. As a result of the merger, the former members of Stellar LLC received approximately 74% of the then issued and outstanding common stock of the Company on a fully diluted basis, which resulted in Stellar LLC being treated as the accounting acquirer and thus the operations and the financial statements of Stellar LLC have become those of the Company. In connection with the merger, the Company changed its name to Stellar Technologies, Inc.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION (Continued)

For periods before the merger, the operations and financial statements of the Company are those of Stellar Venture Partners, LLC formed as a limited liability company under the laws of the state of Georgia on March 13, 2000. In November of 2000, Stellar LLC and IO Ventures, LLC ("IO") formed Stellar Business Builders, LLC ("SBB") for the purpose of acquiring and managing the operations of its startup affiliates. Stellar LLC and IO each owned 50% of SBB. In May and June of 2001, Stellar Business Builders, LLC formed two wholly-owned subsidiaries, Stellar Internet Monitoring, LLC ("SIM") (formerly known as ICaughtYou, LLC), whose principal activity is providing companies with the ability to monitor their employee usage of the internet, and Kidweb, LLC ("KW"), whose primary activity is providing a web site development suite targeted directly to children. In November 2003, the Company purchased IO's remaining 50% interest in SBB for $100,000 in cash and, as a result, SBB became a wholly-owned subsidiary of the Company.

Stock-Based Compensation
------------------------

In February, 2004, the Company granted stock-based compensation options to its new President as part of his employment agreement in addition to five of its employees. The Company accounts for those options under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is included in net loss, as all the options granted had an exercise price equal to the market value of the stock on the date of grant. The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

                                                                            Three Months Ended March 31,
                                                                         ---------------------------------
                                                                              2004                2003
                                                                         ------------         ------------
     Net loss to common stockholders, as reported                         $ (2,256,013)        $   (183,807)

     Add: Stock-based employee/director compensation
        included in reported net loss determined under APB No. 25,
        net of related tax effects                                                   -                    -
     Deduct: Total stock-based employee/director compensation
        expense under the fair value based method for all awards,
        net of related tax effects                                            (192,787)                   -
                                                                          ------------         ------------

     Pro forma net loss                                                   $ (2,448,800)        $   (183,807)
                                                                          ============         ============

        Loss per share basic and diluted - as reported                    $      (0.10)        $      (0.01)
        Loss per share basic and diluted - pro forma                      $      (0.10)        $      (0.01)

     Shares used in basic and diluted loss per share amounts                23,473,865           14,979,821
                                                                          ============         ============

Pro Forma Financial Information
-------------------------------

As discussed above, Stellar LLC was originally organized in the form of a Limited Liability Company. Upon the Merger, its capital structure changed to that of a corporation. The change resulted in the Company retaining the tax benefit for the portion of the losses generated subsequent to January 15, 2004, whereas the previous losses were passed through to the Stellar, LLC members. Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION (Continued)

Financial Statements and Earnings per Share", a pro forma income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred March 13, 2000 (Stellar LLC's inception). This presentation reflects the Company generating a tax benefit, which has been offset with a valuation allowance, which includes the net operating losses incurred by Stellar LLC during the period from March 13, 2000 to January 15, 2004, the operating period prior to Stellar LLC's termination.

NOTE 2 - NET LOSS PER SHARE

Basic and diluted net loss per common share are presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("FAS 128"), for all periods presented. In accordance with FAS 128, basic and diluted net loss per common share have been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, stock warrants, and convertible preferred stock are not included because the inclusion would be anti-dilutive (i.e., reduce the net loss per share). The total numbers of such shares excluded from diluted net loss per common share were 1,398,001 and 0 at March 31, 2004 and 2003, respectively, which includes 81,250 shares related to warrants issued by ILCD prior to the recapitalization.

NOTE 3 - MARKETABLE SECURITIES

On November 17, 2003, Stellar LLC purchased 25,000 shares of ILCD stock and included those shares at their fair market value at December 31, 2003 in the amount of $28,500 in the balance of its marketable securities. Upon the merger (see Note 1), Stellar LLC became a wholly-owned subsidiary of the Company and, as a result, these shares were reclassified from marketable securities to treasury stock. In February 2004, the Company sold those shares in the open market and recorded the proceeds received in excess of the fair market value at December 31, 2003 against additional paid-in-capital of the Company in the amount of $59,163.

NOTE 4 - NOTE RECEIVABLE

The Company acquired a note receivable in the amount of $350,000 as part of the net assets received upon its recapitalization, as described in Note 1. The note was issued to ILCD as consideration for the sale of its 0.7 unit limited partnership interest of Louisiana Shelf Partners, LP in September 2003 to LSP Exploration, LLC. The note bears interest at the rate of three percent per annum and matures on September 24, 2004. The acquisition of this note receivable by the Company was a non-cash transaction and is therefore not reflected in the statement of cash flows.

NOTE 5 - STOCKHOLDERS' EQUITY

In January 2004, the Company raised $320,000 through the issuance of 250,000 shares of its common stock in a private placement transaction.

In January 2004, the Company consummated an agreement and plan of merger with Stellar LLC pursuant to which the Company acquired 100% of the issued and outstanding membership interests of Stellar LLC in consideration for which the members of Stellar LLC received 18,000,001 newly-issued shares of the Company's common stock. The combination of Stellar LLC and the Company was treated as a recapitalization of Stellar LLC and all equity transactions have been revised to reflect the recapitalization.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 5 - STOCKHOLDERS' EQUITY (Continued)

In January 2004, in connection with the merger (see Note 1), the Company issued 162,500 shares of common stock for advisory services rendered to ILCD prior to the merger.

From January through February 2004, the Company raised gross proceeds of $1,767,750 through the sale of 2,357,000 shares of Series A Convertible Preferred Stock ("Series A Preferred"), no par value per share, and warrants ("Warrants") to acquire up to 589,251 shares of common stock, no par value per share. The Series A Preferred and Warrants were sold in units comprised of one share of Series A Preferred and one Warrant ("Units"). The Units were sold at a purchase price of $0.75 per Unit. Each Series A Preferred is initially convertible into one-half of a share of common stock, subject to adjustment, and each Warrant is initially exercisable into one share of common stock at an exercise price of $2.40 per share, subject to adjustment, for a period of three years from the date of issuance. The Series A Preferred has no voting rights, dividend rights that are pari passu with the common stock of the Company, and no liquidation preferences. The Series A Preferred have a mandatory conversion feature, whereby if the Company either (i) effects a reverse stock split or (ii) increases the number of shares authorized to be issued above the current authorized limit of 100,000,000, each Series A Preferred automatically converts into one-half of a share of common stock of the Company. The Company's stock price on the commencement of the offering was $2.20; consequently, pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the issuance of the Series A Preferred, which are convertible at $1.50 per share, and detachable warrants with an exercise price of $2.40 per share, resulted in a beneficial conversion feature recorded as a preferred stock dividend in the amount of $1,767,750.

In March 2004, the Company effected a 1 for 4 reverse common stock split. All share and per share amounts in these financial statements have been adjusted for the reverse stock split.

On the date of the reverse stock split, all 2,357,000 shares of the Series A Preferred automatically converted into 1,178,500 shares of common stock.

Options
-------

On February 4, 2004, the Company granted to five employees and the new president of the Company, options to purchase 727,500 shares of the Company's common stock at an exercise price of $1.76. The options vest over 1 year and expire 10 years from the date of grant.

NOTE 6 - SEGMENT REPORTING

Types of Activities
-------------------

In 2004, the Company determined it has one reportable segment, employee internet monitoring. Prior to 2004, the Company had three segments: employee internet monitoring, children's website development and sales, and investment management and corporate development.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 6 - SEGMENT REPORTING (Continued)

The following table represents segment data for the first quarter of 2003:

                                                         Employee           Child Web          Investment
                                                         Internet           Site and          and Corporate
                                                        Monitoring         Development          Management
                                                       -----------         -----------         -----------
     Total assets (excluding intercompany)             $    32,899         $    33,460         $ 1,021,449
                                                       ===========         ===========         ===========

     Total liabilities (excluding intercompany)        $    63,180         $         -         $     2,552
                                                       ===========         ===========         ===========

     Results of operations:
        Revenues                                       $    52,545         $         -         $         -
        Depreciation                                   $     1,905         $     6,250         $     1,606
        Net loss                                       $  (101,086)        $    (6,515)        $   (76,206)

NOTE 7 - TRANSACTIONS WITH AFFILIATES

MAS Services, Inc. provided management services to Stellar LLC. MAS Services, Inc. is an investment analysis company. Under the Stellar LLC operating agreement, MAS Services Inc. earned an annual management fee equal to three percent (3%) of the total capital committed to Stellar LLC by its members. MAS Services, Inc. was also reimbursed for all out-of-pocket costs it incurred or has incurred in connection with the organization or operation of Stellar LLC. The Company incurred management fees to MAS Services, Inc. in the amount of $79,500, $22,785 and $473,250 in the quarters ending March 31, 2004 and 2003 and from inception through March 31, 2004, respectively. As of March 31, 2004 MAS Services and the Company had mutually agreed to terminate the management services arrangement between MAS Services, Inc. and Stellar LLC.

NOTE 8 - SUBSEQUENT EVENTS

In May 2004, the Company signed a non-binding letter of intent with CompuSven, Inc. to acquire all of the issued and outstanding common stock of CompuSven, Inc., a Florida corporation engaged in the development and sale of software for e-mail migration and e-mail data and directory management.

In June 2004, the Company raised gross proceeds of $1,500,000 through the issuance of Convertible Promissory Notes (the "Notes") plus two series of detachable warrants, Series A and B, to acquire 2,400,000 shares of common stock. The Notes bear interest at a rate of 1.98% per annum, payable monthly, and mature on June 7, 2005. The Notes are convertible into 600,000 shares of common stock. The Notes include a provision requiring the Company to file a registration statement with the Securities and Exchange Commission ("SEC") covering the shares underlying the common stock and warrants. The Notes automatically convert into common stock upon the Company filing an effective registration statement. Each A and B Warrant is exercisable into one share of common stock with an exercise price of $2.50 per share and $3.50 per share, respectively. The conversion price of the Notes and the exercise prices of the A and B Warrants are subject to downward adjustment in the event that the Company issues shares of common stock or securities that are convertible into shares of common stock at a purchase or conversion price less than the conversion price or exercise price at the time of issuance of the Notes. The A Warrants have an expiration date of 90 days after the Company's filing of an effective registration statement with the SEC covering the common stock underlying the A Warrants. The B Warrants have an expiration date of June 7, 2009.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 8 - SUBSEQUENT EVENTS (Continued)

The Company's stock price at the time of the Note offering was $3.30; consequently, pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the issuance of the Notes will result in a beneficial conversion feature being recorded as a discount in the amount of $1,500,000 and will be amortized over the term of the Notes. If the Notes are converted prior to their maturity date by automatic conversion through the Company filing an effective registration statement with the SEC, any unamortized discount will be immediately expensed as interest expense.

If the Company fails to file an effective registration statement with the SEC by October 6, 2004 (the "Registration Date"), the Company will be obligated to pay damages to the Note holders equal in value to two percent of the principal amount of the Notes for the first 30 days after the Registration Date. Thereafter, the Company will be obligated to pay damages to the Note holders equal in value to one percent of the principal amount of the Notes for each successive 30 day period the Company fails to file an effective registration statement with the SEC.

In connection with this transaction, the Company issued a warrant to acquire 300,000 shares of common stock to FEQ Investments, Inc. ("FEQ") at an exercise price of $3.25 per share expiring on June 7, 2009 and entered into an agreement whereby FEQ will provide the Company with financial advisory services for a period of three years and will be paid $5,000 per month.

                                7,957,966 SHARES


                                     [LOGO]



                           STELLAR TECHNOLOGIES, INC.

                                  COMMON STOCK



                           --------------------------

                               P R O S P E C T U S

                           --------------------------











                                  JUNE __, 2004

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of the Colorado Business Corporation Act provides generally for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Our articles of incorporation provide that none of our directors shall have any personal liability to us or our shareholders for monetary damages for breach of duty of care or other duty as a director, provided that such director's liability shall be eliminated or limited only to the maximum extent permitted from time to time by the Colorado Business Corporation Act or any successor law or laws. In addition, our articles of incorporation permit us to advance funds in furtherance of our indemnification obligations to the fullest extent allowed by the Colorado Business Corporation Act. Our articles of incorporation prevent us from repealing or modifying any of these provisions to the extent such repeal or modification would adversely affect any right or protection of our directors existing at the time of such repeal or modification.

         Our bylaws provide that we shall indemnify any and all of our directors, officers, former directors and former officers to the fullest extent permitted under applicable law against all amounts incurred by them, including but not limited to expenses, legal fees, costs, judgments, fines and amount paid in settlement, that may be actually and reasonably incurred by them in any threatened, pending or completed action, suit or proceeding brought against them for or on account of any action or omission alleged to have been committed by them while acting within the scope of their duties as our directors or officers.

         Reference is made to Item 28 for our undertakings with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered by this registration statement. All amount shown are estimates, except for the Securities and Exchange Commission ("SEC") registration fee.

          SEC registration fee .........................         $3,177
          Printing and engraving expenses...............          5,000
          Accounting fees and expenses..................         50,000
          Legal fees and expenses.......................         50,000
          Miscellaneous expenses........................          5,000
                                                               --------

               Total....................................       $113,177
                                                               ========

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         Since June 1, 2001, we have issued and sold the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act"):

1. On or about September 17, 2002, we issued a $550,000 principal amount 14% Secured Convertible Note (the "September Note") to Trident Growth Fund, L.P. ("Trident"), in consideration of gross cash proceeds of $550,000. The September Note was due and payable on September 30, 2003 and was convertible at any time at the option of the holder into shares of common stock at an initial conversion price of $10.00 per share. The conversion price was subject to downward adjustment in the event that we issued shares of common stock or securities convertible into common stock at a purchase or conversion price, as applicable, less than the conversion price in effect at the time of such issuance. The September Note was issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

2. On or about January 16, 2003, we issued a $400,000 principal amount 9% Secured Convertible Note (the "January Note") together with a warrant to purchase 25,000 shares of common stock at an exercise price of $6.00 per share of to Trident in consideration of gross cash proceeds of $400,000. The Note was due and payable January 31, 2004 and was convertible at anytime at the option of the holder into shares of common stock at an initial conversion price of $6.00 per share. The warrant was exercisable in full and terminated on January 16, 2008. The conversion price of the January Note and exercise price of the warrant were subject to downward adjustment in the event that we issued shares of common stock or securities convertible into common stock at a purchase or conversion price, as applicable, less than the conversion price in effect at the time of such issuance. The January Note and warrant were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

3. On or about January 16, 2003, we issued warrants to purchase 6,250 shares of common stock at an exercise price of $.942 per share to Trident. The warrants were issued in consideration of Trident's waiving compliance with certain covenants set forth in the Company's outstanding $550,000 principal amount and $400,000 principal amount secured convertible promissory notes for a six month period. The warrants are immediately exercisable and terminate January 16, 2008. The warrants were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

4. On or about March 21, 2003, we issued 666,667 shares of Series A Convertible Preferred Stock to Trident Growth Fund, L.P., in consideration of the purchase of a 2% limited partnership interest in Louisiana Shelf Partners, L.P. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock on the terms described above in the first section of this Item 2. The shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

5. On or about March 21, 2003, we issued 100,000 shares of Series A Convertible Preferred Stock to Louisiana X Investors, LLC, in partial consideration of the purchase of a 1% limited partnership interest in Louisiana Shelf Partners, L.P. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock on the terms described above in the first section of this Item
2. The shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person

6. On September 9, 2003, we issued 1,000,000 shares of common stock to Trident upon its conversion of $942,000 principal amount due under the Trident Notes. The shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

7. On September 9, 2003, we issued a warrant to Trident to purchase 50,000 shares of common stock at an exercise price of $1.00 per share as an inducement for Trident to convert the Trident Notes. The warrant is fully vested and terminates five (5) years from the date of grant. The warrant was issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

8. On January 12, 2004, we issued 250,000 shares of common stock to RAM Trading, Ltd. in exchange for cash consideration of $320,000. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

9. On January 15, 2004, we issued 18,000,001 shares of our common stock to the membership interest holders of Stellar Venture Partners as consideration for the acquisition of Stellar Venture Partners. These securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

10. On January 15, 2004, we issued 162,500 shares of our common stock to 1025 Investments, Inc. as partial payment for certain advisory services performed by 1025 Investments in connection with our acquisition of Stellar Venture Partners. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

11. On February 29, 2004, we completed an offering of 2,357,000 shares of Series A Convertible Preferred Stock and warrants to acquire 589,250 shares of our common stock for gross cash proceeds of $1,767,750. All of the shares of Series A Convertible Preferred Stock converted into a total of 1,178,500 shares of common stock on March 11, 2004. Each warrant is exerciseable into one-fourth of a share of common stock at an exercise price of $2.40 per share and expire three years from the date of grant. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

12. On June 8, 2004, we issued convertible promissory notes ("Convertible Notes"), Series A Warrants to purchase 1,200,000 shares of common stock (the "Series A Warrants") and Series B Warrants to purchase 1,200,000 shares of common stock (the "Series B Warrants") to a small group of accredited investors in consideration for cash proceeds of $1,500,000. The principal amount of the Convertible Notes and all accrued interest due thereunder are convertible into shares of our common stock at an initial conversion price of $2.50 per share. Each Series A Warrant is exercisable into one (1) share of our common stock at an initial exercise price of $2.50 per share, and each Series B Warrant is exercisable into one (1) share of our common stock at an initial exercise price of $3.50 per share. In connection with the issuance of these securities we paid a commission of $120,000 to a registered broker-dealer. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

13. On June 8, 2004, we issued warrants to acquire 300,000 shares of our common stock to FEQ Investments, Inc. as partial payment for financial advisory services to provided to us in connection with our issuance of the Convertible Notes, Series A Warrants and Series B Warrants. The FEQ Warrants are exerciseable into shares of our common stock at an exercise price of $3.25 per share and expire on June 4, 2009. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

14. On June 7, 2004, we issued 331,035 shares of our common stock to an accredited investor in consideration for the waiver of dissenters' rights obtained by the accredited investor in connection with our acquisition of Stellar Venture Partners. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this registration statement:


    Exhibit No.                                                 Exhibit
    -----------                                                 -------

       3.1            Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's
                      Registration Statement on Form SB-2, Registration No. 333-54292, filed with the SEC on
                      January 25, 2001 (the "Registration Statement"))

       3.2            Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement)

       3.3            Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002)

       3.4            Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003)

       3.5            Certificate of Designation for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       3.6            Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.6 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       4.1            Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration
                      Statement)

       5.1**          Opinion of Legal Counsel

       10.1           Loan Agreement by and between the Company and Trident Growth Fund, L.P. ("Trident"), dated
                      September 18, 2002 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly
                      Report on Form 10-QSB for the quarter ended March 31, 2003

       10.2           Security Agreement by and between the Company and Trident, dated October 29, 2002
                      (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB
                      for the quarter ended March 31, 2003)




       10.3           14% Secured Convertible Note in the principal amount of $550,000, dated September 17, 2002, issued to Trident (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on
                      Form 10-KSB for the year ended June 30, 2002)

       10.4           Limited Partnership Agreement of Louisiana Shelf Partners, L.P., dated December 31, 2002
                      (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-QSB
                      for the quarter ended March 31, 2003)

       10.5           Loan Agreement by and between the Company and Trident, dated January 16, 2003 (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.6           First Amended Security Agreement by and between the Company and Trident, dated January 16,
                      2003 (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form
                      10-QSB for the quarter ended March 31, 2003)

       10.7          9% Secured  Convertible  Note in the  principal  amount of $400,000,  dated January 16, 2003, issued to Trident  (incorporated  by  reference  to Exhibit  4.3 to the  Company's  Quarterly
                     Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.8           Warrant to purchase 100,000 shares of common stock, dated January 16, 2003, issued to Trident
                      (incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB
                      for the quarter ended March 31, 2003)

       10.9           Warrant to purchase 25,000 shares of common stock, dated January 16, 2003, issued to Trident
                      (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-QSB
                      for the quarter ended March 31, 2003)

       10.10          First Amendment and Waiver to Warrant to purchase 100,000 shares of common stock, dated
                      September 9, 2003, issued to Trident (incorporated by reference to Exhibit 10.10 to the
                      Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.11          First Amendment and Waiver to Warrant to purchase 25,000 shares of common stock, dated
                      September 9, 2003, issued to Trident (incorporated by reference to Exhibit 10.11 to the
                      Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)




       10.12          Warrant to purchase 200,000 shares of common stock, dated September 9, 2003, issued to
                      Trident (incorporated by reference to Exhibit 10.12 to the Company's Quarterly Report on Form
                      10-QSB for the quarter ended September 30, 2003)

       10.13          Securities Purchase Agreement by and between the Company and Trident, dated September 9, 2003
                      (incorporated by reference to Exhibit 10.13 to the Company's Quarterly Report on Form 10-QSB
                      for the quarter ended September 30, 2003)

       10.14          Securities Purchase Agreement by and between the Company and LSP Exploration, LLC, dated
                      September 9, 2003 (incorporated by reference to Exhibit 10.14 to the Company's Quarterly
                      Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.15          3% Promissory Note in the amount of $350,000, dated September 25, 2003, issued to the Company by LSP Exploration, LLC (incorporated by reference to Exhibit 10.15 to the Company's
                      Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.16          Amendment to Loan Agreement dated September 17, 2002 and Loan Agreement dated January 16,
                      2003, by and between the Company and Trident, dated September 9, 2003 (incorporated by reference to Exhibit 10.16 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.17          Securities Purchase Agreement, dated January 12, 2004, by and between the Company and RAM
                      Trading, Ltd. (incorporated by reference to Exhibit 10.17 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       10.18          Option to Purchase 242,500 shares of Common Stock issued to Donald R. Innis (incorporated by reference to Exhibit 10.18 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       10.19          Restated Option to Purchase 242,500 shares of Common Stock issued to Donald R. Innis
                      (incorporated by reference to Exhibit 10.19 to the Company's Quarterly Report on Form 10-QSB
                      for the quarter ended March 31, 2004)

       10.20          Form of Warrant issued in connection with Offering of Series A Convertible Preferred Stock and Warrants to Acquire Shares of Common Stock (incorporated by reference to Exhibit 10.20 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)




       10.21**        Letter Agreement, dated January 8, 2004, by and between the Company and Donald R. Innis

       10.22*         Form of Securities Purchase Agreement relating to the sale of $1.5 million principal amount convertible notes and 2,400,000 warrants

       10.23*         Form of Convertible Note in the aggregate principal amount of $1.5 million

       10.24*         From of Series A Warrant to purchase 1,200,000 shares of common stock

       10.25*         Form of Series B Warrant to purchase 1,200,000 shares of common stock

       21.1*          Subsidiaries of the Company

       23.1*          Consent of L J Soldinger Associates, LLC

       23.2**         Consent of Legal Counsel (included in Exhibit 5.1)

*  Filed herewith.

** To be filed by amendment.

ITEM 28.          UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

         1. file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         2. for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

         3. file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Naples, State of Florida, on June 8, 2004.

                                             STELLAR TECHNOLOGIES, INC.


                                             By:  /s/ Richard A. Schmidt
                                                  ------------------------------
                                                  Richard A. Schmidt
                                                  Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated:




Signature                             Title                                             Date
---------                             -----                                             ----

/s/ Richard A. Schmidt                Chief Executive Officer, Treasurer              June 8, 2004
--------------------------            and Director (Principal Executive
Richard A. Schmidt                    Officer and Principal Financial and
                                      Accounting Officer)




                                  EXHIBIT INDEX

    Exhibit No.                     Exhibit
    -----------                     -------

       10.22* Form of Securities Purchase Agreement relating to the sale of $1.5 million principal amount convertible notes and 2,400,000 warrants

       10.23* Form of Convertible Note in the aggregate principal amount of $1.5 million

       10.24* From of Series A Warrant to purchase 1,200,000 shares of common stock

       10.25* Form of Series B Warrant to purchase 1,200,000 shares of common stock

       21.1           Subsidiaries of the Company

       23.1           Consent of L J Soldinger Associates, LLC